                                                                    Exhibit 10.1
================================================================================



                    REVOLVING CREDIT AND TERM LOAN AGREEMENT



                                  by and among



                          RIVER OAKS FURNITURE, INC.,
                                R.O. WEST, INC.,
                              R.O. EAST, INC., and
                         GAINES MANUFACTURING COMPANY,
                                 as Borrowers,


                           BNY FINANCIAL CORPORATION,
                             as Agent and as Lender

                                      and

                   THE LENDERS PARTY HERETO FROM TIME TO TIME




                                 July 26, 1996


================================================================================

                               TABLE OF CONTENTS

                                                                                                                      Page
                                                            ARTICLE I

                                                      Definitions and Terms

         1.1.         Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.2.         Rules of Interpretation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                                            ARTICLE II

                                                          The Term Loan

         2.1.         Term Loan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         2.2.         Term Loan Advance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         2.3.         Payment of Principal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         2.4.         Payment of Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         2.5.         Manner of Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         2.6.         Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         2.7.         Term Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         2.8.         Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         2.9.         Conversions.        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         2.10.        Pro Rata Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                                           ARTICLE III

                                      The Revolving Credit Facility and Overadvance Facility

         3.1.         Revolving Loans and Overadvance Facility Loans  . . . . . . . . . . . . . . . . . . . . . . . .  32
         3.2.         Payment of Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         3.3.         Payment of Principal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         3.4.         Non-Conforming Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         3.5.         Revolving Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         3.6.         Pro Rata Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         3.7.         Reduction and Early Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         3.8.         Conversions.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         3.9.         Facility Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         3.10.        Deficiency Advances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         3.11.        Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         3.12.        Extension of Stated Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         3.13.        Overadvance Premium   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37


         3.14.        Appointment of River Oaks and Authorized Representatives as Agents for the Borrowers  . . . . .  37

                                                            ARTICLE IV

                                                             Security

         4.1.         Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.2.         Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.3.         Information Regarding Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                                                            ARTICLE V

                                                 Yield Protection and Illegality

         5.1.         Additional Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         5.2.         Suspension of Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         5.3.         Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         5.4.         Alternate Loan and Lender   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.5.         Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.6.         Replacement of Lender   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

                                                            ARTICLE VI

                                                    Conditions to Making Loans

         6.1.         Conditions of Term Loan and Initial Advance   . . . . . . . . . . . . . . . . . . . . . . . . .  44
         6.2.         Conditions of Revolving Loans and Overadvance Facility Loans  . . . . . . . . . . . . . . . . .  47

                                                           ARTICLE VII

                                                  Representations and Warranties

         7.1.         Organization and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         7.2.         Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         7.3.         Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         7.4.         Subsidiaries and Stockholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         7.5.         Ownership Interests   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         7.6.         Financial Condition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         7.7.         Title to Properties; Leases   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         7.8.         Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         7.9.         Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         7.10.        Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         7.11.        Margin Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51


        7.12.        Investment Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
        7.13.        Intellectual Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
        7.14.        No Untrue Statement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
        7.15.        No Consents, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
        7.16.        Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
        7.17.        No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
        7.18.        Hazardous Materials   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
        7.19.        Employment Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

                                                           ARTICLE VIII

                                                      Affirmative Covenants

        8.1.         Financial Reports, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
        8.2.         Maintain Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
        8.3.         Existence, Qualification, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
        8.4.         Regulations and Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
        8.5.         Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
        8.6.         True Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
        8.7.         Right of Inspection; Custodian  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
        8.8.         Observe all Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
        8.9.         Governmental Licenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
        8.10.        Covenants Extending to Other Persons  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
        8.11.        Officer's Knowledge of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
        8.12.        Suits or Other Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
        8.13.        Notice of Discharge of Hazardous Material or Environmental Complaint  . . . . . . . . . . . . .  61
        8.14.        Environmental Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
        8.15.        Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
        8.16.        Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
        8.17.        Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
        8.18.        Continued Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
        8.19.        New Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

                                                            ARTICLE IX

                                                        Negative Covenants

        9.1.         Financial Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
        9.2.         Acquisitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
        9.3.         Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
        9.4.         Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
        9.5.         Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
        9.6.         Transfer of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71


          9.7.         Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
          9.8.         Merger or Consolidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
          9.9.         Restricted Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
          9.10.        Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
          9.11.        Compliance with ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
          9.12.        Fiscal Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
          9.13.        Dissolution, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
          9.14.        Limitations on Sales and Leasebacks   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
          9.15.        Change in Control   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
          9.16.        Rate Hedging Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
          9.17.        Negative Pledge Clauses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
          9.18.        Compensation; Reimbursement of Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
          9.19.        Lease Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
          9.20.        Prepayments, Etc. of Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

                                                            ARTICLE X

                                                Events of Default and Acceleration

          10.1.        Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
          10.2.        Agent to Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
          10.3.        Cumulative Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
          10.4.        No Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
          10.5.        Allocation of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

                                                            ARTICLE XI

                                                            The Agent

          11.1.        Appointment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
          11.2.        Attorneys-in-fact   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
          11.3.        Limitation on Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
          11.4.        Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
          11.5.        Notice of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
          11.6.        No Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
          11.7.        Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
          11.8.        Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
          11.9.        Resignation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
          11.10.       Sharing of Payments, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
          11.11.       Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83

                                                           ARTICLE XII

                                                          Miscellaneous


         12.1.        Assignments and Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         12.2.        Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         12.3.        Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         12.4.        Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         12.5.        Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         12.6.        Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         12.7.        Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         12.8.        Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         12.9.        Indemnification; Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         12.10.       Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         12.11.       Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         12.12.       Agreement Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         12.13.       Usury Savings Clause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         12.14.       Joint and Several Liability; Cross-Guaranties   . . . . . . . . . . . . . . . . . . . . . . . .  91
         12.15.       GOVERNING LAW; WAIVER OF JURY TRIAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92

    EXHIBIT A         Applicable Commitment Percentages   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
    EXHIBIT B         Form of Assignment and Acceptance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
    EXHIBIT C         Notice of Appointment (or Revocation) of Authorized Representative  . . . . . . . . . . . . . . C-1
    EXHIBIT D         Form of Inventory Designation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D-1
    EXHIBIT E         Form of Borrowing Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . E-1
    EXHIBIT F         Form of Interest Rate Selection Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1
    EXHIBIT G         Form of Landlord Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . G-1
    EXHIBIT H-1       Form of Revolving Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . H-1
    EXHIBIT H-2       Form of Term Note   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . H-4
    EXHIBIT I         Form of Opinion of Borrower's Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-1
    EXHIBIT J         Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . J-1
    EXHIBIT K         Form of Facility Guaranty   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . K-1
    EXHIBIT L         Form of Security Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . L-1
    EXHIBIT M         Form of Intellectual Property Security Agreement  . . . . . . . . . . . . . . . . . . . . . . . M-1
    EXHIBIT N         Form of Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N-1
    EXHIBIT O         Form of Pledge Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . O-1

    Schedule 4.3      Information Regarding Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
    Schedule 7.6      Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
    Schedule 7.4      Subsidiaries and Investments in Other Persons   . . . . . . . . . . . . . . . . . . . . . . . . S-3
    Schedule 7.7(a)   Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
    Schedule 7.7(b)   Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
    Schedule 7.10     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
    Schedule 7.13     Intellectual Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
    Schedule 9.17     Negative Pledge Clauses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8

                    REVOLVING CREDIT AND TERM LOAN AGREEMENT


         THIS REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of July 26, 1996 (the "Agreement"), is made by and among RIVER OAKS FURNITURE, INC., a Mississippi corporation having its principal place of business in Belden, Mississippi ("River Oaks"), R.O. WEST, INC., a Mississippi corporation having its principal place of business in Belden, Mississippi ("R.O. West"), R.O. EAST, INC., a Mississippi corporation having its principal place of business in Belden, Mississippi ("R.O. East"), GAINES MANUFACTURING COMPANY, a Tennessee corporation having its principal place of business in Belden, Mississippi ("Gaines") (River Oaks, R.O. West, R.O. East and Gaines being referred to collectively as the "Borrowers" and individually as a "Borrower"), BNY FINANCIAL CORPORATION, a corporation organized under the laws of the State of New York ("BNYFC"), in its capacity as a Lender, and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 12.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), and BNY FINANCIAL CORPORATION, a corporation organized under the laws of the State of New York, in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 11.9, the "Agent");

                              W I T N E S S E T H:

         WHEREAS, the Borrowers have requested that the Lenders make available to the Borrowers a term loan facility in the principal amount of $9,000,000, the proceeds of which are to be used to refinance existing indebtedness and to provide working capital, and a revolving credit facility of up to $42,000,000, the proceeds of which are to be used to refinance existing indebtedness and provide working capital; and

         WHEREAS, the Lenders are willing to make such term loan and revolving credit facilities available to the Borrowers upon the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrowers, the Lenders and the Agent hereby agree as follows:

                                   ARTICLE I

                             Definitions and Terms

         1.1. Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                 "Accounts" of any Person means all accounts, accounts receivable, contract rights, general intangibles, notes, bills, acceptances, choses in action, chattel paper, instruments, documents, and other forms of obligations at any time owing to such Person, the proceeds thereof and all of such Person's rights with respect to any goods represented thereby, whether or not delivered, goods returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation, together with all customer lists, books and records, ledger and account cards, computer tapes, software, disks, printouts and records, whether now in existence or hereafter created, relating to Accounts.

                 "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person, provided that the acquisition of the assets formerly used by Barfield Furniture, Inc. shall not be considered an Acquisition.

                 "Advance" means any of (i) the borrowing under the Term Loan Facility or (ii) a borrowing under the Revolving Credit Facility or Overadvance Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan.

                 "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with any Borrower; or (ii) which beneficially owns or holds 5% or more of any class of the outstanding Voting Stock of any Borrower; or (iii) 5% or more of any class of the outstanding Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by any Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Stock, by contract or otherwise.

                 "Applicable Commitment Percentage" means, with respect to each Lender at any time, a fraction, the numerator of which shall be such Lender's Revolving Credit

         Commitment and the denominator of which shall be the Total Revolving Credit Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 12.1.

                 "Applicable Margin" means

                          (a) 1.50% per annum for any Eurodollar Rate Loan that is a Revolving Credit Loan or Overadvance Facility Loan;

                          (b) 0.00% per annum for any Base Rate Loan that is a Revolving Credit Loan or Overadvance Facility Loan;

                          (c) 2.50% per annum for a Eurodollar Rate that is the Term Loan, provided that if no Default or Event of Default has occurred or is continuing on the date that the principal amount of Term Loan Outstandings is reduced to $7,000,000 or less, then commencing on such date the Applicable Margin shall be 2.00% per annum for a Eurodollar Rate Loan that is the Term Loan; and

                          (d) 1.00% per annum for a Base Rate Loan that is the Term Loan, provided that if no Default or Event of Default has occurred or is continuing on the date that the principal amount of Term Loan Outstandings is reduced to $7,000,000 or less, then commencing on such date the Applicable Margin shall be .50% per annum for a Base Rate Loan that is the Term Loan.

                 "Approved Outside Factor" means a financial institution or factor satisfactory to the Agent and the Required Lenders who (a) is a party to a factoring agreement or other arrangement containing such terms as are approved in writing by the Agent and the Required Lenders and relating to accounts not subject to the Factoring Agreement, and
         (b) has entered into a parity agreement and an assignment of proceeds, each in form and substance satisfactory to the Agent.

                 "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 12.1.

                 "Assignment of Factoring Proceeds" means the Assignment of Factoring Proceeds dated July 26, 1996, by River Oaks, as agent for the Borrowers, and accepted and agreed to by the Agent and BNYFC, as the same may be amended, modified or supplemented from time to time.

                 "Assignment of Trademarks, Copyrights and Licenses" means, collectively (or individually as the context may indicate), (i) each Assignment of Trademarks, Copyrights and Licenses dated as of the date hereof by any Borrower or any Subsidiary to the Agent, and (ii) any additional Assignment of Trademarks, Copyrights and Licenses delivered to the Agent pursuant to
         Section 8.19, each as hereafter amended, supplemented or replaced from time to time.

                 "Authorized Representative" means any of the President or the chief financial officer of River Oaks or, with respect to financial matters, the chief financial officer of River Oaks, or any other Person expressly designated by River Oaks as an Authorized Representative of the Borrowers, as set forth from time to time in a certificate in the form of Exhibit C.

                 "Bank" means The Bank of New York, a New York banking corporation.

                 "Bank of Mississippi" means Bank of Mississippi, a Mississippi banking corporation.

                 "Bank of Mississippi Intercreditor Agreement" means that certain Consent and Waiver among the Bank of Mississippi, the Agent and River Oaks, dated as of the Closing Date, as amended, supplemented or replaced from time to time.

                 "Base Rate" means the per annum rate of interest equal to the sum of (x) the greater of (i) the Prime Rate or (ii) the Federal Funds Effective Rate plus one-half of one percent (.50%), plus (y) the Applicable Margin. Any change in the Base Rate resulting from a change in the Prime Rate or the Federal Funds Effective Rate shall become effective as of 12:01 A.M. of the Business Day on which each such change occurs.

                 "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base Rate.

                 "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

                 "Borrowers' Account" means a demand deposit account number _____________________ with Bank of Mississippi or any successor account with Bank of Mississippi or the Agent, which may be maintained at one or more offices of Bank of Mississippi or the Agent, or an agent of Bank of Mississippi or the Agent.

                 "Borrowing Base" means, as of any date of determination thereof, an amount equal to:

                          (a) all Eligible Credit Approved Receivables multiplied by 95%; plus

                          (b) the lesser of (i) all Eligible Non-Credit Approved Receivables multiplied by 90%, or (ii) $5,000,000; plus

                          (c) the lesser of (i) all Eligible Inventory, as set forth in the most recent Inventory Designation delivered pursuant to Section 6.1(x) or Section 8.1(d), multiplied by 60%, or (ii) $12,000,000; minus

                          (d) such reserves as the Agent, in its sole discretion, may deem necessary.

         The definition of "Borrowing Base" shall be automatically amended, as set forth in Section 3.7(a), simultaneously with the reduction of the Total Revolving Credit Commitment pursuant to such Section.

                 "Borrowing Notice" means the telephonic notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility or the Overadvance Facility, as confirmed by written notice in the form of Exhibit E.

                 "Business Day" means any day which is not a Saturday, Sunday or a day on which banks in the State of New York are authorized or obligated by law, executive order or governmental decree to be closed.

                 "Capital Expenditures" means, with respect to River Oaks and its Subsidiaries, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by River Oaks or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of River Oaks and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to Section 8.1(a) or (b), and (ii) with respect to any Capital Lease entered into by River Oaks or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in
         Section 8.1(a)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

                 "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

                 "Change of Control" means, at any time:

                          (i) any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than Stephen L. Simons or John D. Nail either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange

                 Act), directly or indirectly, of Voting Stock of River Oaks (or securities convertible into or exchangeable for such Voting Stock) representing 33-1/3% or more of the combined voting power of all Voting Stock of River Oaks (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the River Oaks;

                          (ii)    any Person other than River Oaks or R.O. East
                 (A) owns any Voting Stock (or securities convertible into or exchangeable for any Voting Stock) of any Borrower other than River Oaks or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of any Borrower other than River Oaks;

                          (iii) during any period of up to 24 consecutive months, commencing on the Closing Date, individuals who at the beginning of such 24-month period were directors of any Borrower shall cease for any reason (other than the death, disability or retirement of an officer of such Borrower that is serving as a director at such time so long as another officer of such Borrower replaces such Person as a director) to constitute a majority of the board of directors of such Borrower;

                          (iv) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of any Borrower; or

                          (v) Stephen L. Simons or John D. Nail sells or transfers any Voting Stock of River Oaks currently held by him or otherwise reduces his percentage ownership of the Voting Stock of River Oaks other than (A) dispositions by gift or other transfer to relatives, provides that such relatives agree in advance to be bound by the provisions of this clause
                 (v) as if they were Stephen L. Simons or John D. Nail (as the case may be), and (B) other dispositions of up to one-fourth (in the aggregate) of the Voting Stock held by them on the date hereof; or


                          (vi) Stephen L. Simons ceases to be Chairman of the
                 Board or Chief Executive Officer of River Oaks; John D. Nail ceases to be President of River Oaks; or John C. Walker ceases to be Chief Operating Officer or Chief Financial Officer of River Oaks; provided, however, that no Change of Control shall occur if River Oaks obtains the approval of the Agent for the replacement of such individuals.

                 "CIT" means CIT Group/Commercial Services, Inc., a New York corporation.

                 "CIT Indebtedness" means, that certain $51,000,000 credit facility and factoring arrangement among CIT, as lender and factor, and River Oaks, Gaines, and R.O. West, as borrowers and account sellers, as evidenced by Notification Factoring Agreements and Loan and Security Agreements, each dated July 25, 1995, between each of River Oaks, Gaines, and R.O. West, and CIT, and related documentation (including without limitation, revolving loan notes, a term loan note, factoring agreements, and export factoring agreements.)

                 "Closing Date" means the date as of which this Agreement is executed by the Borrowers, the Lenders and the Agent and on which the conditions set forth in Section 6.1 have been satisfied.

                 "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

                 "Collateral" means, collectively, all property of any Borrower, any Subsidiary or any other Person in which the Agent or any Lender is granted a Lien as security for all or any portion of the Obligations under any Security Instrument.

                 "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of River Oaks referred to in Section 7.6(a).

                 "Consolidated Current Assets" means cash and all other assets of River Oaks and its Subsidiaries which are expected to be realized in cash, sold in the ordinary course of business, or consumed within one year or which would be classified as a current asset, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis, provided that Consolidated Current Assets shall not include any prepaid items or deferred income taxes.

                 "Consolidated Current Liabilities" means all liabilities of River Oaks and its Subsidiaries which by their terms are payable within one year (including all Indebtedness payable on demand or maturing not more than one year from the date of computation and the current portion of Indebtedness having a maturity date in excess of one year), all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis, provided that the Revolving Credit Loans, Overadvance Facility Loans, current maturities of the Term Loan or any other factoring advance shall be included in Consolidated Current Liabilities.

                 "Consolidated Debt Service" means, with respect to River Oaks and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Interest Expense and, (ii) principal payments on long-term Consolidated Indebtedness required to be paid during such Four-Quarter Period, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                 "Consolidated Debt Service Coverage Ratio" means, with respect to River Oaks and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBITDA for such period, to (ii) Consolidated Debt Service for such period.

                 "Consolidated EBITDA" means, with respect to River Oaks and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income,
         (iv) amortization, and (v) depreciation and (vi) non-cash liabilities otherwise deducted in calculating Consolidated Net Income resulting from FASB No. 106 Adjustments or FASB No. 121 Adjustments, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; provided, however, that with respect to an Acquisition that is accounted for as a "purchase", for any Four-Quarter Periods that includes the date of such Acquisition, Consolidated EBITDA shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis as if such Acquisition had been consummated as a "pooling of interests".

                 "Consolidated Indebtedness" means all Indebtedness for Money Borrowed of River Oaks and its Subsidiaries, all determined on a consolidated basis.

                 "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of River Oaks and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                 "Consolidated Lease Payments" means the gross amount of all lease or rental payments, whether or not characterized as rent, of River Oaks and its Subsidiaries, excluding payments in respect of Capital Leases constituting Indebtedness, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                 "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of River Oaks and its Subsidiaries (including payments received by River Oaks and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of River Oaks and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding as income: (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of River Oaks or its Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis.

                 "Consolidated Shareholders' Equity" means, as of any date on which the amount thereof is to be determined, the sum of the following in respect of River Oaks and its Subsidiaries (determined on a consolidated basis and excluding any upward adjustment after the Closing Date due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), minus (iv) the amount of any treasury stock, all as determined in accordance with GAAP applied on a Consistent Basis.

                 "Consolidated Tangible Net Worth" means, as of any date on which the amount thereof is to be determined, Consolidated Shareholders' Equity minus (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) (i) all reserves (other than contingency reserves not allocated to any particular purpose), including without limitation reserves for depreciation, depletion, amortization, obsolescence, deferred income taxes, insurance and inventory valuation and (ii) the net book value of all assets which would be treated as intangible assets, such as (without limitation) goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), capitalized expenses, unamortized debt discount and expense, consignment inventory rights, patents, trademarks, trade names, copyrights, franchises and licenses, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                 "Consolidated Total Assets" means, as of any date on which the amount thereof is to be determined, the net book value of all assets of River Oaks and its Subsidiaries as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                 "Consolidated Total Capitalization" means, as of any date on which the amount thereof is to be determined, the sum of Consolidated Indebtedness plus Consolidated Shareholders' Equity.

                 "Consolidated Working Capital" means, as of any date on which the amount thereof is to be determined, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

                 "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, all Rate Hedging Obligations and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                          (1)  to purchase such Indebtedness or other
                 obligation or any property or assets constituting security therefor;

                          (2) to advance or supply funds in any manner (i) for the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                          (3) to grant or convey any lien, security interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

                          (4) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                          (5)  otherwise to assure the owner of the
                 Indebtedness or such obligation of the primary obligor against loss in respect thereof.

                 "Copyright Memorandum" means, collectively (or individually as the context may indicate), any Memorandum of Copyrights delivered to the Agent pursuant to Section 8.19, as hereafter amended, supplemented or replaced from time to time.

                 "Cost of Acquisition" means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of any Borrower (other than River Oaks) or any Subsidiary to be transferred in connection therewith, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by any Borrower or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of River Oaks and its Subsidiaries in accordance with GAAP, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of River Oaks and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition,
         (vi) the aggregate fair market value of all other consideration given by any Borrower or any Subsidiary in connection with such Acquisition other than consideration payable solely in common stock of River Oaks or options, warrants or other commitments to acquire River Oaks common stock, and (vii) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred. For purposes of determining the Cost of Acquisition for any transaction, (A) the capital stock of any Borrower (other than River
         Oaks) or any other Subsidiary shall be valued as determined by a committee composed of the disinterested members of the Board of Directors of such Subsidiary and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 8.1(a), and (B) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, of the party being acquired or any other Person (except the acquiror), the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

                 "Credit Approved Accounts" means Accounts with respect to which the Credit Risk is borne by BNYFC or any Approved Outside Factor.

                 "Credit Risk" means the risk of loss resulting solely and exclusively from the financial inability of a customer to pay at maturity an Account purchased by BNYFC or an Approved Outside Factor.

                 "Current Ratio" means the ratio of Consolidated Current Assets to Consolidated Current Liabilities.

                 "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

                 "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, at a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

                 "Deposit Guaranty" means Deposit Guaranty National Bank, a national banking association.

                 "Deposit Guaranty Intercreditor Agreement" means that certain Consent and Waiver among Deposit Guaranty, the Agent and River Oaks, dated as of the Closing Date, as from time to time amended, supplemented or replaced.

                 "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

                 "Eligible Credit Approved Receivables" means Eligible Receivables that are Credit Approved Accounts.

                 "Eligible Non-Credit Approved Receivables" means all Eligible Receivables other than Eligible Credit Approved Receivables.

                 "Eligible Inventory" means the Inventory of any Borrower which consists of the raw materials and finished goods inventory located in the United States of America and in which the Agent shall have a first priority, fully perfected security interest (subject to no other Liens of any other Person), all of which Inventory is usable, in good condition, and saleable (at prices not less than cost) and conforms to the representations and warranties contained in the Security Agreement, less (to the extent otherwise included in Eligible Inventory) (a) any goods returned or rejected by customers unless such goods are of a quality to be saleable as first quality merchandise of the Borrower (and otherwise meet the requirements for Eligible Inventory), (b) any raw materials or goods to be returned to suppliers of any Borrower, (c) any raw materials or goods in transit to third parties, (d) any reserves required by GAAP for obsolete inventory, market value declines, and bill and hold (deferred shipment) sales, and (e) any Inventory which the Agent otherwise determines, in its sole discretion, is not eligible.

                 "Eligible Receivables" means the Accounts arising from the sale of Inventory or services by a Borrower (a) which conform (in each case) to the representations and warranties contained in the Security Agreement and (b) which the Agent, in its sole discretion, deems to be acceptable for borrowing purposes. Without limiting the generality of the foregoing, the following Accounts are not Eligible Receivables:

                 (i) Non-Credit Approved Accounts which remain unpaid for more than sixty (60) days after the due date specified in the original invoice;

                 (ii) Non-Credit Approved Accounts which remain unpaid for more than ninety (90) days after the invoice date;

                 (iii) Non-Credit Approved Accounts due from a customer if more than 50% of the aggregate amount of all Accounts owed, at the time, by such customer to any Borrower remain unpaid for more than sixty (60) days after the due date specified in the original invoice;

                 (iv) Accounts with respect to which the related Inventory or services have not been accepted by the customer, or the customer has exercised its right of return of goods;

                 (v) Accounts with respect to which any dispute, offset, defense or counterclaim has been asserted by the customer;

                 (vi) Accounts with respect to which the customer is a Borrower, an Affiliate of any Borrower, or a director, officer, agent or employee of any Borrower, or any of its Affiliates;

                 (vii) Accounts with respect to which the customer is the United States of America or any department, agency or instrumentality thereof unless the Borrowers have, with respect to such Accounts, complied with the Federal Assignment of Claims Act (31 U.S.C. Section
         3727), as amended, and any other applicable laws or regulations (including the Federal Acquisition Regulations);

                 (viii) Accounts due from a customer whose principal place of business is located outside the United States of America, Puerto Rico or Canada unless such Account is backed by a letter of credit issued
         (A) by a bank that is organized under the laws of the United States of America or a State thereof and is otherwise acceptable to the Agent (an "Eligible Bank") or (B) from an entity whose principal place of business is located in a territory of the United States and confirmed by an Eligible Bank;

                 (ix) Accounts due from a customer whose credit standing is not then satisfactory to the Agent in its sole discretion;

                 (x) Accounts evidenced by an instrument (as defined in Article 9 of the New York Uniform Commercial Code) not in the possession of the Agent;

                 (xi) Accounts with respect to which the Agent does not have a valid, first priority and fully perfected security interest or ownership interest (except that the Lien of the Agent with respect to any Accounts may be subject to the Lien of BNYFC or any Approved Outside Factor that has purchased such Accounts);

                 (xii) Accounts subject to any Lien except those in favor of the Agent or in favor of BNYFC or any Approved Outside Factor that has purchased such Accounts;

                 (xiii) Accounts with respect to which the customer is the subject of any bankruptcy or other insolvency proceeding; or

                 (xiv) Accounts with respect to which the customer's obligation to pay is conditional or subject to a repurchase obligation, including bill and hold sales, guaranties sale, or return transactions, sales on approval or consignment sales.

                 "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

                          (a)     Government Securities;

                          (b) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 92 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

                          (c) interest bearing demand or time deposits issued by any Lender or certificates of deposit maturing within one year days from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated "A-3" or better by S&P or "A" or better by Moody's;

                          (d)     Repurchase Agreements;

                          (e)     Municipal Obligations;

                          (f) shares of mutual funds which invest in obligations described in paragraphs (a) through (e) above, the shares of which mutual funds are at all times rated "AAA" by S&P;

                          (g) tax-exempt or taxable adjustable rate preferred stock issued by a Person having a rating of its long term unsecured debt of "A" or better by S&P or "A-3" or better by Moody's; and

                          (h) asset-backed remarketed certificates of participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P- 1" by Moody's.

                 "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of River Oaks or any of its ERISA Affiliates or is assumed by River Oaks or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of River Oaks or any current or former ERISA Affiliate.

                 "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the

         Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

                 "ERISA Affiliate", as applied to any Borrower, means any Person or trade or business which is a member of a group which is under common control with such Borrower, who together with such Borrower, is treated as a single employer within the meaning of
         Section 414(b) and (c) of the Code.

                 "Eurodollar Rate Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

                 "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

                 Eurodollar Rate  =  Interbank Offered Rate  +  Applicable
         Margin

                 "Event of Default" means any of the occurrences set forth as such in Section 10.1.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

                 "Extension of Credit" shall mean (i) all loans or advances made to the Borrowers under any Loan Document, (ii) all other extensions of credit to or for the benefit of the Borrowers under any Loan Document and (iii) to the extent not otherwise included in the foregoing, all Guaranteed Obligations.

                 "Facility Guaranty" means each Guaranty Agreement between one or more Guarantors and the Agent for the benefit of the Lenders, delivered as of the Closing Date and otherwise pursuant to Section 8.19, as the same may be amended, modified or supplemented from time to time.

                 "Facility Termination Date" means the date on which the Revolving Credit Termination Date shall have occurred, and the Borrowers shall have fully, finally and irrevocably paid and satisfied all Obligations.

                 "Factoring Agreement" means the BNY Financial Corporation Factoring Agreement dated July 26, 1996, among BNYFC and the Borrowers, as the same may be amended, modified or supplemented from time to time (including the letter agreements, each dated July 26, 1996, between BNYFC and River Oaks, as agent for the Borrowers, supplementing the Factoring Agreement).

                 "Factoring Documents" means the Factoring Agreement and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of BNYFC in connection with the Accounts factored and transactions contemplated under the Factoring Agreement, as the same may be amended, modified or supplemented from time to time.

                 "FASB No. 106 Adjustments" means adjustments to income (or loss) less actual cash payments resulting from "retirement benefits other than pensions" (as defined in the Statement of Financial Accounting Standards No. 106).

                 "FASB No. 121 Adjustments" means adjustments charged to income (or loss) resulting from impairment of long-lived assets (as defined in the Statement of Financial Accounting Standards No. 121).

                 "Federal Funds Effective Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on such day, provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such day or such next preceding Business Day, the Federal Funds Effective Rate for such day shall be the average rate quoted to the Bank on such day on such transactions from three federal funds brokers of recognized standing as determined by the Agent.

                 "Fiscal Year" means the twelve month fiscal period of River Oaks and its Subsidiaries commencing on January 1 of each calendar year and ending on December 31 of each calendar year.

                 "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

                 "Four-Quarter Period" means a period of four full consecutive fiscal quarters of River Oaks and its Subsidiaries, taken together as one accounting period.

                 "Gaines" has the meaning specified in the preamble hereto.

                 "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public

         Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

                 "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

                 "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

                 "Guaranteed Obligations" has the meaning given to such term in
         Section 12.14(b).

                 "Guaranty Adjusted Net Worth" of any Initial Guarantor (other than River Oaks), for the purposes of Section 12.14(b) shall mean, as of any date of determination thereof, the excess of (i) the amount of the "present fair saleable value" of the assets of such Initial Guarantor as of the date of such determination, over (ii) the amount of all "liabilities" of such Initial Guarantor, "contingent or otherwise" as of the date of such determination, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors. In determining the Guaranty Adjusted Net Worth of any Initial Guarantor for the purposes of calculating the Maximum Guaranty Amount for such Initial Guarantor in respect of any of the Guaranteed Obligations, the liabilities of such Initial Guarantor to be used in such determination pursuant to clause (ii) of the preceding sentence shall exclude the liabilities of such Initial Guarantor hereunder in respect of the Guaranteed Obligations and any other guarantees of the obligations of the Borrowers incurred after the date hereof.

                 "Guaranty Determination Date" shall mean, with respect to any Initial Guarantor, the earlier of (a) the date of commencement of a case under Title 11 of the United States Code in which such Initial Guarantor is a debtor and (b) the date enforcement hereunder is sought with respect to such Guarantor.

                 "Guaranties" means all obligations of any Borrower or any Subsidiary directly or indirectly guaranteeing, or in effect guaranteeing, any Indebtedness or other obligation of any other Person.

                 "Guarantors" means, at any date, all Subsidiaries of River Oaks who have executed and delivered a Facility Guaranty and the other documents required under Section 8.19.

                 "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

                 "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property or arising under Rate Hedging Obligations, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, that portion of obligations with respect to Capital Leases and other items which in accordance with GAAP is required to be classified as a liability on a balance sheet; but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, or other deferred credits or reserves.

                 "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, (a) all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than trade payables incurred in the ordinary course of business, and (b) without duplication, all Obligations under this Agreement or any other Loan Document.

                 "Initial Guarantors" has the meaning given to such term in
         Section 12.14(b).

                 "Intellectual Property" has the meaning given to such term in
         Section 7.13.

                 "Intellectual Property Security Agreement" means, collectively (or individually as the context may indicate), (i) the Intellectual Property Security Agreement dated as of the date hereof by the Borrowers to the Agent, and (ii) any additional Intellectual Property Security Agreement delivered to the Agent pursuant to Section 8.19 , as hereafter amended, supplemented or replaced from time to time.

                 "Interbank Offered Rate" means, with respect to any day, the rate of interest equal to the rate per annum listed in The Wall Street Journal on such day as the London Interbank Offered Rate for a period equal to one month.

                 "Intercreditor Agreements" means the Bank of Mississippi Intercreditor Agreement and the Deposit Guaranty Intercreditor Agreement.

                 "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the conversion of any Eurodollar Rate Loan into a Base Rate Loan or the conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of Exhibit F.

                 "Inventory" of a Person means all inventory of such Person wherever located, including without limitation, all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process and finished merchandise, findings or component materials, and all supplies, goods, incidentals, office supplies, packaging materials and any and all items used or consummated in the operation of the business of such Person or which may contribute to the finished product or to the sale, promotion and shipment thereof, in which such Person now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Person or is held by such Person or by others for such Person's account.

                 "Inventory Designation" means a certificate of an Authorized Representative in the form attached hereto as Exhibit D.

                 "Landlord Waiver" means a landlord waiver in the form of Exhibit G hereto delivered, as requested by the Agent, by each landlord with respect to leased facilities of any Borrower or any Subsidiary.

                 "Lending Office" means, as to each Lender, the Lending Office of such Lender designated on the signature pages hereof or in an Assignment and Acceptance or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Authorized Representative and the Agent as the office by which its Loans are to be made and maintained.

                 "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, any Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

                 "Loan" or "Loans" means any of the Revolving Loans, the Overadvance Facility Loans or the Term Loan made under the Revolving Credit Facility, the Overadvance Facility or the Term Loan Facility, respectively.

                 "Loan Documents" means this Agreement, the Notes, the Security Instruments, the Facility Guaranties, the Factoring Documents and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made and transactions contemplated under this Agreement or the Factoring Agreement, as the same may be amended, supplemented or replaced from the time to time.

                 "Material Adverse Effect" means a material adverse effect on
         (i) the business, business prospects, properties, operations or condition, financial or otherwise, of River Oaks or any of its Subsidiaries, (ii) the ability of River Oaks or any of its Subsidiaries to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof (including for purposes of clauses (ii) and (iii) the imposition of burdensome conditions thereon).

                 "Maximum Guaranty Amount" for any Initial Guarantor shall mean, as of the Guaranty Determination Date for such Initial Guarantor, the sum of:

                            (i) an amount equal to the sum of each Extension of Credit (or portion thereof) that is loaned or advanced to such Initial Guarantor or the proceeds of which are used to make a Valuable Transfer to such Initial Guarantor; plus

                           (ii) interest on such amount at the rate specified in the Credit Agreement; plus

                          (iii)   the greater of:

                                  (A)      ninety-five percent (95%) of the
                                           Guaranty Adjusted Net Worth of such
                                           Initial Guarantor at the date of
                                           execution of this Agreement before
                                           giving effect to any Extensions of
                                           Credit made on such date; and

                                  (B)      ninety-five percent (95%) of the
                                           Guaranty Adjusted Net Worth of such
                                           Initial Guarantor at the Guaranty
                                           Determination Date for such Initial
                                           Guarantor without giving effect to
                                           any Extension of Credit made after
                                           the date of the execution of this
                                           Guaranty.

         There shall be deducted in determining the Maximum Guaranty Amount for any Initial Guarantor amounts, if any, collected from such Initial Guarantor in respect of the Guaranteed Obligations by or on behalf of any holder of the Guaranteed Obligations pursuant to any Loan Document.

                 "Mortgage" means, collectively, all Mortgages, Deeds of Trust and Deeds to Secure Debt granting a Lien to the Agent (or a trustee for the benefit of the Agent) for the benefit of the Lenders in Collateral constituting real property, as such documents may be amended, modified or supplemented from time to time.

                 "Moody's" means Moody's Investors Service, Inc.

                 "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which River Oaks or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

                 "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment rating category by both S&P and Moody's.

                 "Net Proceeds" when used with respect to any insurance proceeds shall mean the gross proceeds from such proceeds, award or other amount, less all taxes, fees and expenses (including attorneys' fees) incurred in the realization thereof.

                 "Non-Credit Approved Accounts" means all Accounts other than Credit Approved Accounts.

                 "Notes" means, collectively, the Term Notes and the Revolving Notes.

                 "Obligations" means the obligations, liabilities and Indebtedness of the Borrowers with respect to (i) the principal and interest on the Loans as evidenced by the Notes, and (ii) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrowers to the Lenders or the Agent hereunder, under the Factoring Agreement or any other Loan Document or with respect to the Loans.

                 "Outstandings" means, collectively, at any date, the Term Loan Outstandings, Revolving Credit Outstandings and Overadvance Facility Outstandings on such date.

                 "Overadvance Facility" means the overadvance facility established by the Lenders in favor of the Borrowers pursuant to
         Section 3.1(b).

                 "Overadvance Facility Commitment" means, with respect to each Lender, the obligation of such Lender to make Overadvance Facility Loans to the Borrowers up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Overadvance Facility Sublimit.

                 "Overadvance Facility Loan" means any borrowing pursuant to an Advance under the Overadvance Facility in accordance with Section 3.1(b).

                 "Overadvance Facility Outstandings" means, as of any date of determination, the aggregate principal amount of all Overadvance Facility Loans then outstanding.

                 "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

                 "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of River Oaks or any of its ERISA Affiliates or is assumed by River Oaks or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of River Oaks or any current or former ERISA Affiliate.

                 "Permitted Liens" shall have the meaning given to such term in
         Section 9.4.

                 "Person" means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

                 "Pledge Agreement" means, collectively (or individually as the context may indicate), (i) that certain Stock Pledge Agreement dated as of the date hereof between the Borrowers and the Agent for the benefit of the Agent and the Lenders, and (ii) any additional Stock Pledge Agreement or Collateral Assignment of Partnership Interests delivered to the Agent pursuant to Section 8.19, as hereafter amended, supplemented or replaced from time to time.

                 "Pledged Stock" has the meaning given to such term in the Pledge Agreement.

                 "Prime Rate" means the rate of interest per annum announced publicly by the Bank as its prime rate from time to time. The Prime Rate is a reference rate used by the Bank and not necessarily the best or the lowest rate of interest offered by the Bank.

                 "Principal Office" means the office of the Agent at 1290 Avenue of the Americas, New York, New York 10104, or such other office and address as the Agent may from time to time designate.

                 "Rate Hedging Obligations" means any and all obligations of River Oaks or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

                 "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

                 "Regulatory Change" means any change effective after the Closing Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, including those relating to "highly leveraged transactions," whether or not having the force of law, and whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof.

                 "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's.

                 "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating at least (i) if there shall be fewer than three (3) Lenders, 100% of the aggregate Credit Exposures of all Lenders on such date, and (ii) if there shall be three (3) or more Lenders, 66-2/3% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal to the aggregate principal amount of the Loans owing to such Lender plus the aggregate unutilized amounts of such Lender's Revolving Credit Commitment plus the amount of such Lender's Applicable Commitment Percentage of the Term Loan Outstandings.

                 "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of River Oaks or any of its Subsidiaries (other than those payable or distributable solely to River Oaks) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of River Oaks or any of its Subsidiaries (other than those payable or distributable solely to River Oaks or payable solely in the form of River Oaks common stock) now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of River Oaks or any of its Subsidiaries now or hereafter outstanding; and (d) any issuance and sale of capital stock of any Subsidiary of River Oaks (or any option, warrant or right to acquire such stock) other than to the River Oaks.

                 "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrowers up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

                 "Revolving Credit Facility" means the facility described in
         Article III hereof providing for Loans to the Borrowers by the Lenders up to an aggregate principal amount of the Total Revolving Credit Commitment.

                 "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding and all interest accrued thereon.

                 "Revolving Credit Termination Date" means (i) the Stated Termination Date or (ii) such earlier date of termination of Lenders' obligations pursuant to Section 10.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrowers may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings and all other Outstandings, in accordance with the terms of Section 3.7.

                 "Revolving Loan" means any borrowing pursuant to an Advance under the Revolving Credit Facility in accordance with Section 3.1(a).

                 "Revolving Notes" means, collectively, the promissory notes of the Borrowers evidencing Revolving Loans executed and delivered to the Lenders as provided in Section 3.4 substantially in the form of Exhibit H-1, with appropriate insertions as to amounts, dates and names of Lenders.

                 "River Oaks" has the meaning given such term in the preamble hereto.

                 "R.O. East" has the meaning given such term in the preamble hereto.

                 "R.O. West" has the meaning given such term in the preamble hereto.

                 "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill.

                 "Security Agreement" means, collectively (or individually as the context may indicate), (i) the Security Agreement dated as of the date hereof by the Borrowers to the

         Agent, and (ii) any additional Security Agreement delivered to the Agent pursuant to Section 8.19, as hereafter modified, amended or supplemented from time to time.

                 "Security Instruments" means, collectively, the Pledge Agreement, the Security Agreement, the Intellectual Property Security Agreement, the Mortgage, the Copyright Memorandum, the Assignment of Trademarks, Copyrights and Licenses, the Assignment of Factoring Proceeds and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrowers or any Subsidiary or Affiliate shall grant or convey to the Agent or the Lenders a Lien in property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

                 "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA in respect of which River Oaks or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA and which is not a Multiemployer Plan.

                 "Solvent" means, when used with respect to any Person, that at the time of determination:

                            (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

                           (ii) it is then able and expects to be able to pay its debts as they mature; and

                          (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

                 "Stated Termination Date" means July 26, 1999, as such date may be extended pursuant to Section 3.12.

                 "Subsidiary" means R.O. West, R.O. East, Gaines or any other corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by any Borrower and/or by one or more of a Borrower's Subsidiaries.

                 "Term Loan" means the loan made pursuant to the Term Loan Facility in accordance with Article II.

                 "Term Loan Commitment" means, with respect to each Lender, the obligation of such Lender to make the Term Loan to the Borrowers in a principal amount equal to such Lender's Applicable Commitment Percentage of the Total Term Loan Commitment as set forth on Exhibit A.

                 "Term Loan Facility" means the facility described in Article II providing for a Term Loan to the Borrowers by the Lenders in the original principal amount of the Total Term Loan Commitment.

                 "Term Loan Maturity Date" means July 26, 2001, subject to any acceleration of the Term Loan pursuant to this Agreement or any other Loan Document.

                 "Term Loan Outstandings" means, as of any date of determination, the aggregate principal amount of the Term Loan then outstanding and all interest accrued thereon.

                 "Term Loan Termination Date" means the earlier of (a) the Term Loan Maturity Date, or (b) the Revolving Credit Termination Date.

                 "Term Notes" means, collectively, the promissory notes of the Borrowers evidencing the Term Loan executed and delivered to the Lenders as provided in Section 2.7 substantially in the form of Exhibit H-2, with appropriate insertions as to amounts, dates and names of Lenders.

                 "Termination Event" means: (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or
         (ii) the withdrawal of River Oaks or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
         Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of River Oaks or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

                 "Total Overadvance Facility Sublimit" means a principal amount equal to $3,000,000.

                 "Total Revolving Credit Commitment" means a principal amount equal to $42,000,000.

                 "Total Term Loan Commitment" means a principal amount equal to $9,000,000.

                 "Valuable Transfer" means, as to any Initial Guarantor, (i) all loans, advances or capital contributions made to such Initial Guarantor with proceeds of Guaranteed Obligations, (ii) all debt securities or other obligations of such Initial Guarantor acquired from any Borrower or retired by any Borrower with proceeds of Guaranteed Obligations, (iii) the fair market value of all property acquired with proceeds of Guaranteed Obligations and transferred, absolutely and not as collateral, to such Initial Guarantor and (iv) the value of any quantifiable economic benefits not included in clauses (i) through (iii) above, but included in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, accruing to such Initial Guarantor as a result of the incurrence of Guaranteed Obligations.

                 "Voting Stock" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         1.2.    Rules of Interpretation.

                 (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

                 (b) Each term defined in Article 1 or 9 of the New York Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

                 (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

                 (d) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

                 (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

                 (f) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

                 (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

                 (h) When used herein or in any other Loan Document, unless the context clearly indicates to the contrary, the word "or" includes the concept "and/or."

                 (i) All dates and times of day specified herein shall refer to such dates and times at New York, New York.

                 (j) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

                 (k) Any reference to an officer of any Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

                 (l) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

                 (m) For the purpose of any financial term or covenant, the Borrowers shall record each Account as an asset at its gross value and shall record any Revolving Loan, Overadvance Facility Loan, current maturity of the Term Loan or any other factoring advance as a current liability.

                                   ARTICLE II

                                 The Term Loan

         2.1. Term Loan. (a) Subject to the terms and conditions of this Agreement, each Lender severally agrees to make an Advance of the Term Loan to River Oaks (for itself and the other Borrowers) on the Closing Date on a pro rata basis determined by its Applicable Commitment Percentage up to the Term Loan Commitment of such Lender. The principal amount of the Term Loan outstanding from time to time shall bear interest, at River Oaks' election, at an interest rate per annum equal to the Base Rate or the Eurodollar Rate. No amount of the Term Loan repaid or prepaid by any Borrower may be reborrowed hereunder, and no subsequent Advances of Term Loan amounts shall be made by any Lender after the initial such Advance.

         (b) Interest and fees relating to the Term Loan shall be computed on the basis of a year of 360 days and calculated for the actual number of days elapsed.

         2.2. Term Loan Advance. Not later than 1:00 P.M., on the Closing Date, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Term Loan Advance to be made by it on such day available by wire transfer to the Agent in the amount of its Term Loan Commitment. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of immediately available, freely transferable Dollars. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrowers by delivery of the proceeds thereof to the Borrowers' Account or otherwise as shall be directed by the Authorized Representative and reasonably acceptable to the Agent.

         2.3. Payment of Principal. The principal amount of the Term Loan shall be repaid in (a) fifty-nine (59) equal monthly payments of $107,142.86 each, on the first Business Day of each month, commencing on September 1, 1996, and (b) a final payment equal to the outstanding principal balance of the Term Loan on the Term Loan Maturity Date; provided, however, that the entire amount of Term Loan Outstandings shall be due and payable in full on the Term Loan Termination Date.

         2.4. Payment of Interest. The Borrowers shall pay interest on the outstanding and unpaid principal amount of Term Loan commencing on the Closing Date, at the applicable Base Rate or Eurodollar Rate, as the case may be, as designated by River Oaks in the applicable Borrowing Notice or Interest Rate Selection Notice or as otherwise provided hereunder. Interest shall be computed on the basis of a year of 360 days and calculated for actual days elapsed. Interest on the Term Loan shall be paid (a) monthly in arrears on the first Business Day of each month and (b) on the date of payment in full of the Term Loan; provided, however, that if any amount due under this Agreement shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

         2.5.    Manner of Payment.   (a) Each payment of principal (including
any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Term Loan, shall be made to the Agent at the Principal Office for the account of each Lender in Dollars in immediately available funds on or before 12:30 P.M. on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of such payment from any one or more ordinary deposit accounts or factoring accounts of any Borrower with the Agent.

         (b) The Agent shall deem any payment made by or on behalf of any Borrower that is not made both in Dollars in immediately available funds and prior to 12:30 P.M. on the date such payment is to be made to be a non-conforming payment. Any such non-conforming payment shall not be deemed to be received by the Agent until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default if receipt on the date of determination by the preceding sentence would constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non- conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day, and if such non-conforming payment is overdue, the interest shall be calculated at the Default Rate, from the date such amount was due and payable.

         (c) In the event that any payment hereunder or under the Term Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day; provided, however, that interest shall continue to accrue during the period of any such extension; and provided further, however, that in no event shall any such due date be extended beyond the Term Loan Termination Date.

         2.6. Optional Prepayments. The Borrowers may prepay the Term Loan in whole or in part from time to time on any Business Day, without penalty or premium, upon not less than three (3) Business Days' prior written notice (effective upon receipt) to the Agent, which notice shall be irrevocable. Any prepayment, whether a Base Rate Loan or a Eurodollar Rate Loan, shall be made at a prepayment price equal to (i) the amount of principal to be prepaid, plus
(ii) all accrued and unpaid interest on the amount so prepaid, to the date of prepayment. All prepayments under this Section 2.6 shall be made in the minimum principal amount of $500,000 or any integral multiple of $100,000 in excess thereof (or in the entire remaining principal balance of the Term Loan), and all such prepayments of principal shall be applied to installments of principal in inverse order of their maturities.

         2.7. Term Notes. The portion of the Term Loan made by each Lender shall be evidenced by the Term Note payable to the order of such Lender in the respective amount of its Term Loan Commitment, which Term Notes shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrowers.

         2.8. Use of Proceeds. The proceeds of the Term Loan hereunder shall be used by the Borrowers exclusively to refinance the CIT Indebtedness and for working capital purposes.

         2.9. Conversions. The Term Loan shall, at the option of River Oaks specified in an Interest Rate Selection Notice, be a Eurodollar Rate Loan or a Base Rate Loan. Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in Article V, River Oaks may, upon delivery (effective upon receipt) of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. on any Business Day, convert a Eurodollar Rate Loan to a Base Rate Loan or convert a Base Rate Loan to a Eurodollar Rate Loan. The Agent shall give written notice to each Lender of such notice of conversion prior to 3:00 P.M. on the day such notice of conversion is received. All such conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

         2.10. Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Term Loan and the fees described in Section 2.12 shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrowers for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, set-off, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrowers.

                                  ARTICLE III

             The Revolving Credit Facility and Overadvance Facility

         3.1.    Revolving Loans and Overadvance Facility Loans.

         (a) Revolving Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to any one or more of the Borrowers under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrowers on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, (x) the principal amount of Revolving Credit Outstandings shall not exceed the lesser of the Total Revolving Credit Commitment or the Borrowing Base and (y) the principal amount of Revolving Credit Outstandings plus the principal amount of Overadvance Facility Outstandings shall not exceed the lesser of (1) the Total Revolving Credit Commitment or (2) the Borrowing Base plus $3,000,000. Within such limits, the Borrowers may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date.

         (b) Overadvance Facility Loans. Subject to the terms and conditions this Agreement, and subject to the discretion of the Agent as to whether any such Loans shall be made (as set forth below), each Lender severally agrees to make Advances to any one or more of the Borrowers under the Overadvance Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrowers on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Overadvance Facility Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing, or (ii) if the Agent has accelerated the maturity of any Obligations as a result of an Event of Default, or (iii) if the Agent otherwise determines, in its sole discretion, that any such Advance shall not be made; provided further, however, that immediately after giving effect to each such Advance, (x) the principal amount of Overadvance Facility Outstandings shall not exceed $3,000,000, (y) the principal amount of Revolving Credit Outstandings shall be exactly equal to the Borrowing Base, and (z) the principal amount of Overadvance Facility Outstandings plus, the principal amount of Revolving Credit Outstanding shall not exceed the Total Revolving Credit Commitment.

         (c) Amounts. In the event that on any day, the principal amount of Revolving Credit Outstandings (whether alone or in conjunction with the principal amount of Overadvance Facility Outstandings, as applicable) exceeds any of the limits set forth in clause (x) or (y) of Section

         3.1(a), the Borrowers shall immediately make such payments and prepayments as shall be necessary to eliminate such excess.

         (d) Advances. (i) An Authorized Representative of River Oaks (as agent on behalf of the Borrowers) shall give the Agent irrevocable telephonic notice (prior to 1:00 P.M. on the date of the proposed Loan) requesting a Revolving Loan or Overadvance Facility Loan, and specifying the amount of the borrowing, the type of interest rate (Base Rate or Eurodollar Rate), and the date of borrowing. The Authorized Representative shall confirm such telephonic notice by telefacsimile transmission (on the same day) of a written Borrowing Notice, with appropriate insertions. (Except in the case of any Borrower's request for an Overadvance Facility Loan which the Agent has not approved), notice of receipt of each oral, telephonic Borrowing Notice, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such telephonic notice by 1:00 P.M.) not later than 1:30 P.M. on the same day as the Agent's receipt of such notice.

         (ii) Not later than 2:00 P.M. on the date specified for each borrowing under this Section 3.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Revolving Loan(s) or Overadvance Facility Loan(s) to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent (or made available by the Agent through a deficiency advance under Section 3.10) shall, subject to the terms and conditions of this Agreement, be made available to the Borrowers by delivery of the proceeds thereof to the Borrowers' Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent. River Oaks (as agent on behalf of the Borrowers) shall disburse the proceeds of such Advance to the applicable Borrower or Borrowers.

         (iii) The Borrowers shall have the option to convert the Revolving Loans and Overadvance Facility Loans in accordance with Section 3.8. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time.

         3.2. Payment of Interest. (a) The Borrowers shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Revolving Loan and Overadvance Facility Loan made by such Lender for the period commencing on the date the proceeds of such Loan are made available to the Borrower (in accordance with Section 3.1(d)(ii)) until such Loan shall be due at the then applicable Base Rate for Base Rate Loans or applicable Eurodollar Rate for Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to Section 3.1; provided, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

         (b) Interest on each Revolving Loan and each Overadvance Facility Loan shall be computed on the basis of a year of 360 days and calculated in each case for the actual number of days elapsed. Interest on each Revolving Loan and each Overadvance Facility Loan shall be paid (i) monthly in arrears on the first Business Day of each month and (ii) upon payment in full of the principal amount of such Loan.

         3.3. Payment of Principal. The principal amount of each Revolving Loan and each Overadvance Facility Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Loan may be prepaid in whole or in part at any time. The Borrowers must repay all Overadvance Facility Outstandings within 120 days after obtaining any Overadvance Facility Loan. Upon repayment of all Overadvance Facility Outstandings in accordance with the preceding sentence, the Borrowers shall not request any additional Overadvance Facility Loans (and the Borrowers may not have any Overadvance Facility Outstandings) for a period of at least 30 days.

         3.4. Non-Conforming Payments. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Revolving Loans or Overadvance Facility Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds before 12:30 P.M. on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account or factoring account of any Borrower with the Agent.

         (b) The Agent shall deem any payment made by or on behalf of the Borrowers hereunder that is not made both in Dollars and in immediately available funds and prior to 12:30 P.M. to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the later of
(i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default if receipt on the date determined by the preceding sentence would constitute a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of
(x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable.

         (c) In the event that any payment hereunder or under the Revolving Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day; provided that interest shall continue to accrue during the period of any such extension and provided further, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

         3.5. Revolving Notes. Revolving Loans and Overadvance Facility Loans made by each Lender shall be evidenced by the Revolving Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Revolving Credit Commitment, which Revolving Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrowers.

         3.6. Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Revolving Loans or the Overadvance Facility Loans, and the fees described in Section 3.9 shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrowers for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and
(c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrowers.

         3.7.    Reduction and Early Termination.

                 (a) Reduction of Total Revolving Credit Commitment. The Borrowers shall, upon not less than three (3) Business Days' notice to the Agent from an Authorized Agent, have the right at any time to reduce the Total Revolving Credit Commitment to exactly $30,000,000, provided that the definition of "Borrowing Base" shall be simultaneously and automatically amended (effective on and after the date of such reduction) so that as amended it shall read as follows:

                          "'Borrowing Base' means, as of the date of
                 determination thereof, an amount equal to:

                                  (a)      all Eligible Credit Approved
                          Receivables multiplied by 95%; plus

                                  (b)      the lesser of (i) all Eligible
                          Non-Credit Approved Receivables multiplied by 90%, or
                          (ii) $5,000,000; minus

                                  (c)      such reserves as the Agent, in its
                          sole discretion, may deem necessary";

         provided further that both immediately before and immediately after such reduction of the Total Revolving Credit Commitment and such amendment of the "Borrowing Base": (A) the Borrowers shall be in compliance with Sections 3.1(a)(ii)(x) and (y) and (B) no Default or Event of Default shall have occurred and be continuing.

                 (b) Early Termination by Borrowers. The Borrowers may, upon at least 90 days' written notice from an Authorized Representative of River Oaks to the Agent, terminate all (but not less than all) of the Revolving Credit Facility, the Term Loan Facility and the Overadvance Facility prior to the then applicable Revolving Credit Termination Date (as such date may have been previously extended pursuant to Section

         3.12, the "Scheduled Termination Date"), by paying to the Agent on the effective date of such early termination (the "Early Termination Date") an amount equal to the sum of: (a) all Revolving Credit Outstandings, Term Loan Outstandings and Overadvance Facility Outstandings, plus (b) all other Obligations then due and owing under the Loan Documents (subject, however, to the ability of BNYFC (in its discretion) to extend the maturity of the Factoring Agreement pursuant
         to Section     thereof), plus (c) an amount equal to the Minimum
         Factoring Commission from the Early Termination Date through the Scheduled Termination Date.

         3.8. Conversions. Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in Article VI, the Borrowers may, upon delivery (effective upon receipt) of a properly completed Interest Rate Selection Notice from an Authorized Representative of River Oaks to the Agent on or before 10:30 A.M. on any Business Day, convert all or a part of Eurodollar Rate Loans to Base Rate Loans, or convert all or a part of Base Rate Loans to Eurodollar Rate Loans. The Agent shall give written notice to each Lender of such notice of conversion prior to 3:00 P.M. on the day such notice of conversion is received. All such conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

         3.9.    Facility Fees.

                 (a) Unused Facility Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrowers agree to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an unused fee equal to a rate of one-half of one percent (.50%) per annum applied to the average daily amount by which the Total Revolving Credit Commitment exceeds the sum of (i) the principal amount of Revolving Credit Outstandings plus (ii) the principal amount of Overadvance Facility Outstandings. Such fees shall be due in arrears on the first Business Day of each month, commencing on September 1, 1996, to and on the Revolving Credit Termination Date.
         Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment or its Overadvance Facility Commitment when requested by the Agent, such portion shall be deemed outstanding for purposes of calculating the fee and such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

                 (b) Closing Fee. In addition to the foregoing, on or before the Closing Date, the Borrowers shall pay to BNYFC a closing fee in the amount set forth in the letter agreement of even date herewith between the Borrowers and BNYFC.

         3.10. Deficiency Advances. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan nor shall the Revolving Credit Commitment or Overadvance Facility Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to any of the Borrowers under the Revolving Credit Facility or the Overadvance Facility as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the Revolving Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its Revolving Note; provided that, upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrowers on each Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable Revolving Note of the Agent in full payment of such deficiency advance and the Borrowers shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrowers thereon.

         3.11. Use of Proceeds. The proceeds of the Loans made pursuant to the Revolving Credit Facility and the Overadvance Facility hereunder shall be used by the Borrowers to repay existing indebtedness and general working capital needs.

         3.12. Extension of Stated Termination Date. The Stated Termination Date then in effect shall be automatically extended for additional periods of one-year each, unless the Borrowers (through an Authorized Representative), the Agent or the Required Lenders give written notice to the other parties hereto, not less than 90 days prior to Stated Termination Date then in effect, announcing that such date shall not be extended.

         3.13. Overadvance Premium. If (a) the sum of the principal amount of Revolving Credit Outstandings exceeds the lesser of the Total Revolving Credit Commitment or the Borrowing Base for more than four (4) days (whether or not such days are consecutive) during any calendar month, or (b) there are any Overadvance Facility Outstandings for more than four (4) days (whether or not consecutive) during any calendar month, then in each case the Borrowers shall pay to the Agent (for the pro rata benefit of the Lenders) on the first Business Day following such month, an Overadvance Premium (the "Overadvance Premium") equal to one-half of one percent (.50%) per annum multiplied by the average daily principal amount of Revolving Credit Outstandings and Overadvance Facility Outstandings for each day during such month. The Overadvance Premium shall be in addition to any other interest accrued on the Revolving Credit Outstandings and Overadvance Facility Outstandings, and in addition to any other principal, interest, fees or other Obligations due and payable pursuant to this Agreement, the Factoring Agreement or any other Loan Document.

         3.14. Appointment of River Oaks and Authorized Representatives as Agents for the Borrowers. Each Borrower hereby irrevocably appoints each of River Oaks and each Authorized Representative as its agent for the purpose of all transactions contemplated by this Agreement, the

Factoring Agreement or any other Loan Document. Each Borrower grants to River Oaks and each Authorized Representative (whether acting jointly or separately) an irrevocable power of attorney to act on behalf of each Borrower and to take any and all actions contemplated by any Loan Document on behalf of each Borrower, including without limitation the delivery of any Borrowing Notice, Interest Rate Selection Notice or other notice, request or directive, the receipt or disbursement of any Loans, the execution of any documents, and the grant or conveyance of any security interest or title.

                                   ARTICLE IV

                                    Security

         4.1. Security. As security for the full and timely payment and performance of all Obligations, the Borrowers and the Subsidiaries shall on or before the Closing Date do or cause to be done all things necessary in the opinion of the Agent and its counsel to grant to the Agent for the benefit of the Lenders a duly perfected security interest in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than (a) restrictions on transfer imposed by applicable securities laws, (b) Liens in favor of BNYFC or an Approved Outside Factor, which Liens encumber only the Accounts purchased by BNYFC or such Approved Outside Factor, as applicable), or
(c) Permitted Liens), all as more fully set forth in the Security Instruments.

         4.2. Further Assurances. At the request of the Agent, each Borrower will or will cause the Subsidiaries, as the case may be to execute, by its duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent reasonably deems necessary from time to time to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Agent contemplated hereby and by the other Loan Documents.

         4.3. Information Regarding Collateral. Each Borrower represents, warrants and covenants that (i) the chief executive office of such Borrower and each other Person providing Collateral pursuant to a Security Instrument (each, a "Grantor") at the Closing Date is located at the address or addresses specified on Schedule 4.3, and (ii) Schedule 4.3 contains a true and complete list of (a) the name (including any name previously held by any Grantor) and address of each Grantor and of each other Person that has effected any merger or consolidation with a Grantor or contributed or transferred to a Grantor any property constituting Collateral at any time since January 1, 1986 (excluding Persons making sales in the ordinary course of their businesses to a Grantor of property constituting inventory in the hands of such seller), (b) each location of the chief executive office of each Grantor at any time since January 1, 1986, (c) each location in which goods constituting Collateral are or have been located since January 1, 1986 (together with the name of each owner of the property located at such address if not the applicable Grantor, and a summary description of the relationship between the applicable Grantor and such Person), and (d) each trade name used by any Grantor since January 1, 1986 and the purposes for which it was used. No Borrower shall change, or permit any other Grantor to change, the location of its chief executive office or any location specified in clause (c) of the immediately preceding sentence, or use or permit any other Grantor to use, any additional trade name, except upon giving not less than thirty (30) days' prior written notice to the Agent and taking or causing to be taken all such action at such Borrower's or such other Grantor's expense as may be reasonably requested by the Agent to perfect or maintain the perfection of the Lien of the Agent in Collateral.

                                   ARTICLE V

                        Yield Protection and Illegality

         5.1. Additional Costs. (a) The Borrowers shall promptly pay to the Agent for the account of a Lender from time to time, without duplication, such amounts as such Lender may reasonably determine to be necessary to compensate it for any costs incurred by such Lender which it determines are attributable to its making or maintaining any Loan or its obligation to make any Loans hereunder, or any reduction in any amount receivable by such Lender under this Agreement or the Notes in respect of any of such Loans, including reductions in the rate of return on a Lender's capital (such increases in costs and reductions in amounts receivable and returns being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or the Notes in respect of any of such Loans (other than taxes imposed on or measured by the income, revenues or assets); or (ii) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (other than any such reserve, deposit or requirement reflected in the Prime Rate, Federal Funds Effective Rate or the Interbank Offered Rate, in each case computed in accordance with the respective definitions of such terms set forth in Section 1.1); or (iii) has or would have the effect of reducing the rate of return on capital of any such Lender to a level below that which the Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy); or (iv) imposes any other condition adversely affecting the Agent or the Lenders under this Agreement or the Notes (or any of such extensions of credit or liabilities). Each Lender will notify the Authorized Representative and the Agent of any event occurring after the Closing Date which would entitle it to compensation pursuant to this Section 5.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

         (b) Without limiting the effect of the foregoing provisions of this Section 5.1, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of any Lender which includes Eurodollar Rate Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Lender so elects by notice to the other Lenders, the obligation hereunder of such Lender to make, and to convert Base Rate Loans into, Eurodollar Rate Loans that are the subject of such restrictions shall be suspended until the date such Regulatory Change ceases to be in effect and the Borrowers shall immediately convert such Eurodollar Rate Loans into Base Rate Loans; provided, however, that the suspension of such obligation and the conversion of any Eurodollar Rate Loans into Base Rate Loans shall apply only to any Lender who is affected by such restrictions and who has provided such notice to the other Lenders, and the obligation of the other Lenders to make, and to convert Base Rate Loans into, Eurodollar Rate Loans shall not be affected by such restrictions. In the event that the obligation of some, but not all, of the Lenders to make, or to convert Base Rate Loans into, Eurodollar Rate Loans is suspended, then any request by the Borrowers during the pendency of such suspension for a Eurodollar Rate Loan shall be deemed a request for such Eurodollar Rate Loan from the Lender(s) not subject to such suspension and for a Base Rate Loan from the Lender(s) who are subject to such suspension, in each case in the respective amounts based on the Lenders' respective Applicable Commitment Percentages.

         (c) Determinations by any Lender for purposes of this Section 5.1 of the effect of any Regulatory Change on its costs of making or maintaining, or being committed to make Loans hereunder, or the effect of any Regulatory Change on amounts receivable by any Lender in respect of Loans, and of the additional amounts required to compensate the Lender in respect of any Additional Costs, shall be made taking into account such Lender's policies, or the policies of the parent corporation of such Lender, as to the allocation of capital, costs and other items and shall be conclusive absent manifest error. The Lender requesting such compensation shall furnish to the Authorized Representative and the Agent within one hundred eighty (180) days of the incurrence of any Additional Costs for which compensation is sought an explanation of the Regulatory Change and calculations, in reasonable detail, setting forth such Lender's determination of any such Additional Costs.

         5.2. Suspension of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any Eurodollar Rate Loan, the Agent determines (which determination made on a reasonable basis shall be conclusive absent manifest error) that:

                 (a) the quotation of the interest rate referred to in the definition of "Eurodollar Rate" in the Section 1.1 is not being provided for the relevant period for purposes of determining the rate of interest for such Eurodollar Rate Loan as provided in this Agreement; or

                 (b) the relevant rate of interest referred to in the definition of "Interbank Offered Rate" in Section 1.1 upon the basis of which the Eurodollar Rate is to be determined does not adequately reflect the cost to the Lenders of making or maintaining such Eurodollar Rate Loan;

then the Agent shall give the Authorized Representative prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make Eurodollar Rate Loans, or to convert Base Rate Loans into Eurodollar Rate Loans, and the Borrowers shall immediately convert outstanding Eurodollar Rate Loans into Base Rate Loans. The Agent shall give the Authorized Representative notice describing in reasonable detail any event or condition described in this Section 5.2 promptly following the determination by the Agent that the availability of Eurodollar Rate Loans is, or is to be, suspended as a result thereof.

         5.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender to honor its obligation to make or maintain Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrowers thereof (with a copy to the Agent) and such Lender's obligation to make or continue Eurodollar Rate Loans, or to convert Base Rate Loans into Eurodollar Rate Loans, shall be suspended until such time as such Lender may again make and maintain Eurodollar Rate Loans, and such Lender's outstanding Eurodollar Rate Loans shall be immediately converted into Base Rate Loans. The conversion of any Eurodollar Rate Loans into Base Rate Loans shall apply only to any Lender who is affected by such restrictions and who has provided the notice described above, and the obligation of the other Lenders to make, and to convert Base Rate Loans into, Eurodollar Rate Loans shall not be affected by such restrictions. In the event that the obligation of some, but not all, of the Lenders to make, or to convert Base Rate Loans into, Eurodollar Rate Loans is so suspended, then any request by the Borrowers during the pendency of such suspension for a Eurodollar Rate Loan shall be deemed a request for such Eurodollar Rate Loan from the Lender(s) not subject to such suspension and for a Base Rate Loan from the Lender(s) who are subject to such suspension, in each case in the respective amounts based on the Lenders' respective Applicable Commitment Percentages.

         5.4. Alternate Loan and Lender. In the event any Lender suspends the making of any Eurodollar Rate Loan pursuant to this Article V (herein a "Restricted Lender"), the Restricted Lender's Commitment Percentage of any Eurodollar Rate Loan shall bear interest at the Base Rate until the Restricted Lender once again makes available the applicable Eurodollar Rate Loan. Interest shall be payable to the Restricted Lender at the time and manner as paid to those Lenders making available Eurodollar Rate Loans.

         5.5. Taxes. (a) All payments by the Borrowers of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between a Lender or the Agent and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of such Lender or the Agent pursuant to or in respect of this Agreement or any other Loan Document),
(iii) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits, and (iv) any taxes arising after the Closing Date solely as a result of or attributable to a Lender changing its designated lending office after the date such Lender becomes a party hereto (such non-excluded items being collectively called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrowers hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrowers will

                 (x) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                 (y) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                 (z) pay to the Agent for the account of each Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

                 (b) Prior to the date that any Lender or participant organized under the laws of a jurisdiction outside the United States becomes a party hereto, such Person shall deliver to the Borrowers and the Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, properly completed, currently effective and duly executed by such Lender or participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax under the Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise exempt.

                 (c) If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lender, the required receipts or other required documentary evidence, the Borrowers shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 5.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by or on behalf of the Borrowers.

         5.6. Replacement of Lender. If (i) any Lender has demanded compensation under this Article V in an aggregate amount exceeding $5,000 during any calendar year and BNYFC is not entitled to similar compensation,
(ii) it becomes unlawful, impossible or impractical for any Lender to make or continue to maintain Eurodollar Loans and such circumstance is not applicable to BNYFC, or (iii) any Lender is or becomes insolvent or a receiver, conservator or similar authority is appointed for any Lender, then the Agent or River Oaks shall have the right, but not the obligation, upon notice to such Lender and River Oaks or the Agent, as applicable, to designate an assignee for any such Lender, which assignee shall be mutually satisfactory to the Agent and River Oaks, to purchase such Lender's Loans and commitments and assume such Lender's obligations. Within ten Business Days after any such notice to such Lender and River Oaks or the Agent, as applicable, such Lender shall be obligated to sell its Loans and commitments, and such assignee shall be obligated to purchase such Loans and assume such Lender's obligations, as set forth in Section 12.1,. The purchase price therefor shall be an amount equal to the sum of (A) the outstanding principal amount of the Loans payable to such Lender, plus, (B) all accrued and unpaid interest on such Loans, plus (C) all accrued and unpaid fees and other amounts and Obligations due to such Lender pursuant to this Agreement or any other Loan Document.

                                   ARTICLE VI

                           Conditions to Making Loans

         6.1. Conditions of Term Loan and Initial Advance. The obligation of the Lenders to make the Term Loan, the initial Advance under the Revolving Credit Facility, and the initial Advance under the Overadvance Facility is subject to the conditions precedent that:

                 (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

                            (i) executed originals of each of this Agreement, the Notes, the initial Facility Guaranties, the Security Instruments, the Factoring Agreement and the other Loan Documents, together with all schedules and exhibits thereto;

                           (ii) the favorable written opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of special counsel to the Borrowers dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the form of Exhibit I;

                           (iii)   executed originals of each of the
                 Intercreditor Agreements;

                           (iv) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each Borrower certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                            (v) specimen signatures of officers of each Borrower executing the Loan Documents on behalf of such Person, certified by the secretary or assistant secretary of such Person;

                           (vi) the charter documents of each Borrower certified as of a recent date by the Secretary of State of its state of organization;

                          (vii) the bylaws of each Borrower certified as of the Closing Date as true and correct by its secretary or assistant secretary;

                         (viii) certificates issued as of a recent date by the Secretaries of State of the respective jurisdictions of formation of each Borrower as to the due existence and good standing of each such Person;

                          (ix) appropriate certificates of qualification to do
                 business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each Borrower as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

                            (x)   an initial Inventory Designation;

                           (xi)   notice of appointment of the initial
                 Authorized Representative(s);

                          (xii)   an initial Funds Transfer Telephone
                 Instruction Authorization;

                         (xiii) certificate of an Authorized Representative dated the Closing Date demonstrating compliance with the financial covenants contained in Sections 9.1(a) through 9.1(g), 9.3 and 9.19 as of the Closing Date, substantially in the form of Exhibit J;

                          (xiv) evidence of all insurance required by the Loan Documents with proper endorsements;

                           (xv) an initial Borrowing Notice, if any, and, if elected by the Borrowers, Interest Rate Selection Notice;

                          (xvi) a Landlord Waiver with respect to each leased facility of each Borrower and each Subsidiary required by the Agent and the Lenders;

                         (xvii) evidence of the filing of Uniform Commercial Code financing statements reflecting the filing in all places required by applicable law to perfect the Liens of the Agent under the Security Instruments as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Agent under the Security Instruments in and to such other Collateral as the Agent may require, including without limitation:

                                (i) the delivery by the Borrowers of all stock certificates evidencing Pledged Stock, accompanied in each case by duly executed stock powers in blank affixed thereto; and

                                (ii) the delivery by the Borrowers of one or more executed Assignments of Trademarks, Copyrights and Licenses;

                        (xviii)   evidence of the filing of Uniform Commercial
                 Code financing statements reflecting the filing in all places required by law to perfect the Liens of BNYFC as to Accounts purchased by BNYFC pursuant to the Factoring Agreement;


                         (xix) commitments for policies insuring title to the Mortgaged Property with such endorsements as may be requested by the Agent;

                          (xx) copies of title exceptions with respect to the Mortgaged Property, acceptable in form and substance to the Agent;

                          (xxi) Phase I environmental reports with respect to the Mortgaged Property, acceptable in form, scope, detail, analysis, and results to the Agent;

                          (xxii) current as-built surveys of the Mortgage Property and surveyor's affidavits;

                         (xxiii)   flood certificates and evidence of flood
                 insurance for any Mortgaged Property in a federally designated flood zone;

                         (xxiv) appraisals of the Mortgaged Property and all machinery and equipment constituting Collateral;

                         (xxv)   Borrower's affidavit for the Mortgaged
                 Property;

                          (xxvi) evidence that all fees payable by the Borrowers on the Closing Date to the Agent and each Lender have been paid in full;

                         (xxvii)   Uniform Commercial Code search results
                 showing only those Liens as are acceptable to the Agent; and

                        (xxviii)   results of search of the records of the
                 United States Patent and Trademark Office and United States Copyright Office acceptable to the Agent;

                        (xxix) a payoff letter and a letter of indemnity with respect to the cancellation of the CIT Indebtedness and CIT's factoring arrangements;

                         (xxx) executed financing statements releasing any Liens of CIT;

                          (xxxi)   such other documents, instruments,
                 certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby; and

                 (b)      In the good faith judgment of the Agent and the
       Lenders:

                            (i) there shall not have occurred or become known to the Lender any material damage or destruction of any Collateral, or any material depreciation or reduction in value thereof, or any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrowers or the Subsidiaries delivered to the Agent prior to the Closing Date that has had or could reasonably be expected to result in a Material Adverse Effect;

                           (ii) no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to result in a Material Adverse Effect, except as described in
                 Schedule 7.10 hereto; and

                          (iii) each Borrower and each Subsidiary shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any Borrower or any Subsidiary is a party or by which any of them or their properties is bound.

         6.2. Conditions of Revolving Loans and Overadvance Facility Loans. The obligations of the Lenders to make any Revolving Loans or Overadvance Facility Loans hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

                 (a) the Agent shall have received a Borrowing Notice if required by Article III;

                 (b) the representations and warranties of the Borrowers set forth in Article VII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in
         Section 7.6(a)(i) shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to
         Section 8.1 from the date financial statements are delivered to the Agent and the Lenders in accordance with such Section;

                 (c) at the time of (and after giving effect to) each Advance, no Default or Event of Default specified in Article X shall have occurred and be continuing;

                 (d) immediately after giving effect to each Advance under the Revolving Credit Facility the conditions set forth in Section 3.1(a)(x) and (y) shall have been satisfied; and

                 (e) immediately after giving effect to each Advance under the Overadvance Facility the conditions set forth in Section 3.1(b)(x), (y) and (z) shall have been satisfied.

                                  ARTICLE VII

                         Representations and Warranties

         Each Borrower represents and warrants with respect to itself and each Subsidiary (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

         7.1.    Organization and Authority.

                 (a) Each Borrower and each Subsidiary is a corporation duly organized and validly existing under the laws of the jurisdiction of its formation;

                 (b) Each Borrower and each Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

                 (c) Each Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

                 (d) Each Subsidiary has the power and authority to execute, deliver and perform the Facility Guaranty and each of the other Loan Documents to which it is a party; and

                 (e) When executed and delivered, each of the Loan Documents to which any Borrower or any Subsidiary is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Borrower or such Subsidiary, as applicable, enforceable against such Borrower or such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, fraudulent conveyance, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

         7.2. Loan Documents. The execution, delivery and performance by each Borrower and each Subsidiary of the Loan Documents to which it is a party:

                 (a) have been duly authorized by all requisite corporate action (including any required shareholder approval) of each Borrower and each Subsidiary required for the lawful execution, delivery and performance thereof;

                 (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental

         Authority or arbitral authority binding on any Borrower or any Subsidiary or its properties, or (iii) the charter documents or bylaws of any Borrower or any Subsidiary;

                 (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which any Borrower or any Subsidiary is a party, or by which the properties or assets of any Borrower or any Subsidiary are bound; and

                 (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of Borrower or any Subsidiary except any Liens in favor of the Agent and the Lenders created by the Security Instruments;

         7.3. Solvency. Each Borrower and each Subsidiary is Solvent after giving effect to the transactions contemplated by the Loan Documents;

         7.4. Subsidiaries and Stockholders. No Borrower has any Subsidiaries other than those Persons listed as Subsidiaries in Schedule 7.4 and additional Subsidiaries created or acquired after the Closing Date in compliance with Section 8.19; Schedule 7.4 states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by any Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 7.4, free and clear of any Lien other than Liens in favor of the Agent or any Lender;

         7.5. Ownership Interests. No Borrower owns any interest in any Person other than the Persons listed in Schedule 7.4, equity investments in Persons not constituting Subsidiaries permitted under Section 9.7 and additional Subsidiaries created or acquired after the Closing Date in compliance with Section 8.19;

         7.6.    Financial Condition.

                 (a) The Borrowers have heretofore furnished to each Lender an audited consolidated and related consolidating balance sheet of River Oaks and its Subsidiaries as at December 31, 1995 and the notes thereto and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for the Fiscal Year then ended as examined and certified by BDO Seidman, and unaudited consolidated and consolidating interim financial statements of River Oaks and its Subsidiaries consisting of a consolidated and consolidating balance sheets and related consolidated and consolidating statements of income, stockholders' equity and cash flows, in each case without notes, for and as of the end of the fiscal quarter ending March 31, 1996. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of River Oaks and its Subsidiaries as of the end of such Fiscal Year and fiscal quarter and results of their operations and the changes in its stockholders' equity for the Fiscal Year and interim period then ended, all in conformity with GAAP applied on a Consistent Basis, subject however, in the case of unaudited interim statements to year end audit adjustments and the absence of notes; and

                 (b) since March 31, 1996, there has been no material adverse change in the condition, financial or otherwise, of River Oaks or any of its Subsidiaries or in the businesses, properties, performance, prospects or operations of River Oaks or its Subsidiaries, nor have such businesses or properties been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God;

         7.7. Title to Properties; Leases. Each Borrower and each of its Subsidiaries has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in Schedule 7.7(a) and Liens permitted by Section 9.4. No Borrower nor any Subsidiary is party to any real property leases or subleases other than as disclosed on Schedule 7.7(b) hereto;

         7.8. Taxes. Each Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in
Section 7.6(a) and satisfactory to the Borrowers' independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due;

         7.9.    Other Agreements.  Neither any Borrower nor any Subsidiary is

                 (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

                 (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which any Borrower or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect;

         7.10. Litigation. Except as set forth in Schedule 7.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of any Borrower, threatened by or against any Borrower or any Subsidiary or affecting any Borrower or any Subsidiary or any properties or rights of any Borrower or any Subsidiary, which could reasonably be likely to have a Material Adverse Effect;

         7.11. Margin Stock. The proceeds of the borrowings made hereunder will be used by the Borrowers only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither any Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

         7.12. Investment Company. Neither any Borrower nor any Subsidiary is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. Section 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrowers and the performance by the Borrowers and the Subsidiaries of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;

         7.13. Intellectual Property. The Borrowers and the Subsidiaries own, or have a license or otherwise have the right to use, in all jurisdictions in which they carry on business, all patents (including all applications, renewals, reissues, extensions, divisions, continuations and extensions thereof), trademarks (including both registered and unregistered trademarks and applications therefor), service marks, trade names, copyrights (including all registrations, renewals, modifications and extensions thereof), and know-how and trade secrets of material importance to the conduct of their business as currently conducted (collectively, the "Intellectual Property"), without, to the knowledge of any Borrower, violating or conflicting with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary rights of any other Person. Schedule 7.13 hereto lists all patents, all registered and material unregistered trademarks, service marks and trade names and all registered copyrights, and all applications for any of the foregoing that are owned by the Borrowers or any of the Subsidiaries. Except as set forth on Schedule 7.13 hereto, none of the Intellectual Property is subject to any Lien other than Permitted Liens;

         7.14. No Untrue Statement. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of any Borrower or any Subsidiary in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading;

         7.15. No Consents, Etc. Neither the respective businesses or properties of any Borrower or any Subsidiary, nor any relationship between any Borrower or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of any Borrower or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be;

         7.16.   Employee Benefit Plans.

                 (a) Each Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No material liability has been incurred by any Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                 (b) Neither any Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code
         Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Section 412 of the Code,
         Section 302 of ERISA or the terms of such Employee Benefit Plan;

                 (c) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither any Borrower nor any

         ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

                 (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

                 (e) To the best of each Borrower's knowledge, each Employee Benefit Plan subject to Title IV of ERISA, maintained by any Borrower or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules;

                 (f) The consummation of the Loans provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

                 (g) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of each Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan;

         7.17. No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder;

         7.18. Hazardous Materials. Each Borrower and each Subsidiary is in compliance with all applicable Environmental Laws (except for noncompliance which could not reasonably be expected to have a Material Adverse Effect). Neither any Borrower nor any Subsidiary has been notified of any action, suit, proceeding or investigation which, and neither any Borrower nor any Subsidiary is aware of any facts which, (i) calls into question, or could reasonably be expected to call into question, compliance by any Borrower or any Subsidiary with any Environmental Laws (except for noncompliance which could not reasonably be expected to have a Material Adverse Effect), (ii) which seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material, the generation, use or storage of which is material to the business, business prospects, properties, operations or condition, financial or otherwise, of any Borrower or any Subsidiary, or (iii) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of any Borrower or any Subsidiary to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law; and

         7.19. Employment Matters. (a) None of the employees of any Borrower or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of each Borrower, threatened against any Borrower or any Subsidiary or between any Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

         (b) Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, each Borrower and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any litigation, administrative proceeding nor, to the knowledge of any Borrower, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

                                  ARTICLE VIII

                             Affirmative Covenants

         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, each Borrower will, and where applicable will cause each Subsidiary to:

         8.1. Financial Reports, Etc. (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year of River Oaks, deliver or cause to be delivered to the Agent and each Lender (i) consolidated and consolidating balance sheets of River Oaks and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth (other than for consolidating statements) comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the consolidated financial statements, opinions of BDO Seidman, or other such independent certified public accountants selected by River Oaks and approved by the Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of River Oaks or any Subsidiary and without any exception not acceptable to the Lenders, and (ii) a certificate of an Authorized Representative demonstrating compliance with Sections 9.1(a) through 9.1(g),
9.3 and 9.19, which certificate shall be in the form of Exhibit I;

         (b) as soon as practical and in any event within 45 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender (i) unaudited consolidated and consolidating balance sheets of River Oaks and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of the Chief Financial Officer of River Oaks to the effect that such financial statements present fairly the financial position of River Oaks and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in Section 7.6(a) with respect to interim financial statements, and (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to Section 8.1(a)(ii);

         (c) as soon as practicable and in any event 30 days after the end of each calendar month (except the last month of any fiscal quarter or any Fiscal Year), deliver unaudited consolidated and consolidating balance sheets of River Oaks and its Subsidiaries and the related unaudited consolidated and consolidating statements of income and stockholders' equity for such calendar month and for the period from the beginning of the then current Fiscal Year to the end of such calendar month including statements of income showing the profit and loss from each business division of River Oaks and each Subsidiary and a comparative statement showing the corresponding figures for the preceding Fiscal Year and a comparison of actual performance to budgeted performance for such month, all of which shall be accompanied by a certificate of the Chief Financial Officer of River Oaks to the effect that such financial statements present fairly the financial position of River Oaks and its Subsidiaries as of the end of such month and the results of their operations and the changes in their financial position for such month, in conformity with the standards set forth in Section 7.6(a) with respect to interim financial statements;

         (d) as often as practicable and in any event 15 days after the end of each calendar month, deliver to the Agent and each Lender an Inventory Designation;

         (e) together with each delivery of the financial statements required by Section 8.1(a)(i), deliver to the Agent and each Lender a letter from River Oaks' accountants specified in Section 8.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 8.1(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrowers in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

         (f) (simultaneously with the delivery thereof to Bank of Mississippi, Deposit Guaranty or any other lender or agent) deliver to the Agent and each Lender a copy of any certificate or document delivered to Bank of Mississippi, Deposit Guaranty, or such other lender or agent, demonstrating the compliance or non-compliance of any Borrower with any financial covenant contained in any loan agreement or credit arrangement;

         (g) promptly upon their becoming available to any Borrower, such Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which any Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by any Borrower or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to any Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit of any Borrower or any Subsidiary; and

         (h) not later than the last Business Day of each Fiscal Year, deliver to the Agent and each Lender a capital and operating expense budget and consolidated financial projections for the Borrowers and the Subsidiaries for the next Fiscal Year, prepared in accordance with GAAP applied on a Consistent Basis. Upon the request of the Agent, such projections shall be compiled by an independent certified public accountant acceptable to the Agent;

         (i) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding any Borrower's and any Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request;

         The Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement;

         8.2. Maintain Properties. Maintain all properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all Intellectual Property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices;

         8.3. Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 9.8, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary except where the failure to so qualify would not have a Material Adverse Effect;

         8.4. Regulations and Taxes. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien (other than Permitted Liens) against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to the Borrowers' independent certified public accountants have been established unless and until any Lien resulting therefrom attaches to any of its property and becomes enforceable against its creditors;

         8.5. Insurance. (a) Keep its property, including all Collateral, continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations, and in any event satisfactory to the Agent and the Lenders, including, without limiting the generality of any other covenant herein contained:

                           (i) casualty insurance on its property, including the Inventory and the Equipment, in an amount not less than the full insurable value thereof, against loss or damage by theft, fire and lightning and other hazards ordinarily included under uniform broad form standard extended coverage policies, limited only as may be provided in the standard broad form of extended coverage endorsement at the time in use in the states in which the Collateral or other property is located;

                          (ii) comprehensive general liability insurance against claims for bodily injury, death or property damage occurring with or about such Collateral (such coverage to include provisions waiving subrogation against the Agent and the Lenders) in amounts as shall be reasonably satisfactory to Agent;

                          (iii) liability insurance with respect to the operation of its facilities under the workers' compensation laws of the states in which such Collateral is located; and

                          (iv)    business interruption insurance.

                 (b) Each insurance policy obtained in satisfaction of the requirements of Section 8.5(a) hereof:

                            (i) may be provided by blanket policies now or hereafter maintained by each Borrower or its parent companies;

                           (ii) shall be issued by such insurer (or insurers) as shall be financially responsible, of recognized standing and reasonably acceptable to the Agent;

                          (iii)   shall be in such form and have such
                 provisions (including without limitation the loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause), as are generally considered standard provisions for the type of insurance involved and are reasonably acceptable in all respects to the Agent;

                           (iv) shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least 30 days' prior written notice to the Agent, except for non- payment of premium, in which case such policies shall provide ten (10) days' prior written notice;

                            (v)   without limiting the generality of the
                 foregoing, all insurance policies where applicable under
                 Section 8.5(a)(i) carried on the Collateral shall name the Agent, for the benefit of the Lenders, as loss payee and a party insured thereunder in respect of any claim for payment in excess of $250,000.

                 (c) Prior to expiration of any such policy, such Borrower shall furnish the Agent with evidence satisfactory to the Agent that the policy or certificate has been renewed or replaced or is no longer required by this Agreement.

                 (d) Each Borrower hereby irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent), for the benefit of the Lenders, effective upon the occurrence and during the continuance of an Event of Default and acceleration of the Obligations, as such Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Borrower on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

                 (e) In the event such Borrower shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required hereunder or shall fail to keep any of its Collateral in good repair and good operating condition, the Agent may (but shall be under no obligation to), without waiving or releasing any Obligation or Event of Default by such Borrower hereunder, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and all sums so disbursed by Agent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by such Borrower to the Agent and shall be additional Secured Obligations secured by the Collateral.

                 (f) Each Borrower agrees that to the extent that it shall not carry insurance required by Section 8.5(a) hereof, it shall in the event of any loss or casualty pay promptly to the Agent, for the benefit of the Lenders, for application in accordance with the provisions of Section 8.5(h) hereof, such amount as would have been received as Net Proceeds by the Agent, for the benefit of the Lenders, under the provisions of Section 8.5(h) hereof had such insurance been carried to the extent required.

                 (g) The Net Proceeds of the insurance carried pursuant to the provisions of Sections 8.5(a)(ii) and 8.5(a)(iii) hereof shall be applied by such Borrower toward extinguishment of the claim or satisfaction of the liability with respect to which such insurance proceeds may be paid.

                 (h) The Net Proceeds of the insurance carried with respect to the Collateral pursuant to the provisions of Section 8.5(a)(i) hereof shall be paid to such Borrower and held by such Borrower in a separate account and applied as follows: (i) as long as no Event of Default shall have occurred and be continuing, after any loss under any such insurance and payment of the proceeds of such insurance, each Borrower shall have a period of 30 days after payment of the insurance proceeds with respect to such loss to elect to either
         (x) repair or replace the Collateral so damaged, (y) deliver such Net Proceeds to the Agent, for the benefit of the Lenders, as additional Collateral or (z) apply such Net Proceeds to the acquisition of tangible assets used or useful in the conduct of the business of such Borrower, subject to the provisions of this Agreement. If such Borrower elects to repair or replace the Collateral so damaged, such Borrower agrees the Collateral shall be repaired to a condition substantially similar to its condition prior to damage or replaced with Collateral in a condition substantially similar to the condition of the Collateral so replaced prior to damage; and (ii) at all times during which an Event of Default shall have occurred and be continuing, after any loss under such insurance and payment of the proceeds of such insurance, such Borrower shall immediately deliver such Net Proceeds to such Agent, for the benefit of the Lenders, as additional Collateral.

                 (i) In case of any material damage to or destruction of all or any part of the Collateral pledged hereunder by a Borrower, such Borrower shall give prompt notice thereof to the Agent. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceeding or negotiations. Each Borrower is hereby authorized and empowered to adjust or compromise any loss under any such insurance.

         8.6. True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements;

         8.7. Right of Inspection; Custodian. Permit any Person designated by any Lender or the Agent to visit, inspect and audit any of the properties, corporate books, financial reports, Collateral, and any records relating to the Collateral, of any Borrower or any Subsidiary (and to make extracts or copies from such records) and to discuss the affairs, finances and accounts of any Borrower or any Subsidiary with its principal officers and independent certified public accountants, all during normal business hours, at reasonable intervals and with reasonable prior notice and to verify with any Person other than Account Debtors the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral and, if an Event of Default has occurred and is continuing, to discuss any Borrower's affairs and finances with such Borrower's Account Debtors and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral and such Account Debtors. The Borrowers shall pay all expenses and customary charges of the Agent and each Lender associated with such visit, inspection or audit, including all charges of outside auditors selected by the Agent or such Lender and all per diem charge of the Agent's or such Lender's audit personnel at the Agent's or such Lender's then standard rates, provided that, so long as no Event of Default has occurred and is continuing, the amount of such expenses and charges shall not exceed $60,000 in the aggregate in any Fiscal Year. Upon or after the occurrence and during the continuation of an Event of Default and acceleration of the Obligations, the Agent may at any time and from time to time employ and maintain on any Borrower's premises a custodian selected by the Agent who shall have full authority to do all acts necessary to protect the Agent's and the Lenders' interest. All expenses incurred by the Agent by reason of the employment of such custodian shall be paid by the Borrowers and become part of the Obligations secured by the Collateral.

         8.8. Observe all Laws. Conform to and duly observe all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect;

         8.9. Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents;

         8.10. Covenants Extending to Other Persons. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of any Borrower in Sections 8.2 through 8.9, inclusive,
9.16 and 9.18;

         8.11. Officer's Knowledge of Default. Upon any officer of any Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of any Borrower, any Subsidiary to the Agent or any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action such Borrower or such Subsidiary proposes to take with respect thereto;

         8.12. Suits or Other Proceedings. Upon any officer of any Borrower obtaining knowledge of any litigation or other proceedings being instituted against any Borrower, any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of any Borrower or any Subsidiary, making a claim or claims in an aggregate amount greater than $500,000 not otherwise covered by insurance, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process;

         8.13. Notice of Discharge of Hazardous Material or Environmental Complaint. Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by any Borrower or any Subsidiary from any Governmental Authority or any actual or potential litigant, relating to any (a) violation or alleged violation by any Borrower or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by any Borrower or any Subsidiary, or at any facility or property owned or leased or operated by any Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of any Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials;

         8.14. Environmental Compliance. If any Borrower or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation from any Governmental Authority or any actual or potential litigant, alleging that any Borrower or and Subsidiary has violated any Environmental Law or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrowers shall, within the time period permitted by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability unless and only during the period that the applicability of the Environmental Law, the fact of such violation or liability or what is required to remove or remedy such violation is being contested by the applicable Borrower or Subsidiary by appropriate proceedings diligently conducted and all reserves with respect thereto as may be required under Generally Accepted Accounting Principles, if any, have been made, and no Lien in connection therewith shall have attached to any property of the applicable Borrower or Subsidiary which shall have become enforceable against creditors of such Person;

         8.15. Indemnification. Without limiting the generality of Section 12.9, the Borrowers hereby agree to indemnify and hold the Agent, the Lenders, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys' fees and disbursements) arising directly or indirectly from, out of or by reason of
(a) the violation of any Environmental Law by any Borrower or any Subsidiary or with respect to any property owned, operated or leased by any Borrower or any Subsidiary or (b) the handling, storage, treatment, emission or disposal of any Hazardous Materials by or on behalf of any Borrower or any Subsidiary or on or with respect to property owned or leased or operated by any Borrower or any Subsidiary. The provisions of this Section 8.15 shall survive the Facility Termination Date and expiration or termination of this Agreement;

         8.16. Further Assurances. At the Borrowers' cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement, the Security Instruments and the other Loan Documents;

         8.17.   Employee Benefit Plans.

                 (a) With reasonable promptness, and in any event within thirty (30) days thereof, give notice to the Agent of (a) the establishment of any new Pension Plan (which notice shall include a copy of such plan), (b) the commencement of contributions to any Employee Benefit Plan to which any Borrower or any of its ERISA Affiliates was not previously contributing, (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by any Borrower or any ERISA Affiliate with respect to such request and (e) the failure of any Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date;

                 (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action any Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

                 (c) With reasonable promptness but in any event within fifteen (15) days for purposes of clauses (a), (b) and (c), deliver to the Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an

         Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by any Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan and (d) all notices received by any Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. Each Borrower will notify the Agent in writing within five (5) Business Days of any Borrower or any ERISA Affiliate obtaining knowledge or reason to know that any Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA;

         8.18. Continued Operations. Continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted;

         8.19. New Subsidiaries. Simultaneously with the acquisition or creation of any Subsidiary, cause to be delivered to the Agent for the benefit of the Lenders each of the following:

                 (a) a Facility Guaranty executed by such Subsidiary substantially in the form of Exhibit K;

                 (b) a Security Agreement of such Subsidiary substantially in the form of Exhibit L, together with such Uniform Commercial Code financing statements on Form UCC-1 or otherwise duly executed by such Subsidiary as "Debtor" and naming the Agent for the benefit of the Lenders as "Secured Party", in form, substance and number sufficient in the reasonable opinion of the Agent and its special counsel to be filed in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Agent for the benefit of the Lenders the Lien on Collateral conferred under such Security Instrument to the extent such Lien may be perfected by Uniform Commercial Code filing;

                 (c) an Intellectual Property Security Agreement of such Subsidiary substantially in the form of Exhibit M, together with a Copyright Memorandum and Collateral Assignment of Trademarks;

                 (d) a Mortgage of such Subsidiary, if it owns or becomes owner at any time of any real property, substantially in the form of Exhibit N;

                 (e) if such Subsidiary is a corporation or is a partnership, limited liability company or other entity that has issued certificates evidencing ownership of partnership or other such interests, (A) the Pledged Stock or, if applicable, certificates of ownership of such partnership or other interests, together with duly executed stock powers or powers of assignment in blank affixed thereto, and (B) if such Collateral shall be owned by a

         Subsidiary who has not then executed and delivered to the Agent a Security Instrument from the owner of such Collateral granting a Lien to the Agent in such Collateral, a Security Agreement or a Pledge Agreement (as appropriate) in the form of Exhibit O, with appropriate revisions as to the identity of the Subsidiary and securing the obligations of such Subsidiary under its Facility Guaranty;

                 (f) if such Subsidiary is a partnership, limited liability company or other entity not described in clause (d) immediately above, (A) the certificate of the Registrar of such partnership, limited liability company or other entity with respect to the registration of the Lien on partnership or other such interests,
         which certificate shall be in the form of Exhibit   , and (B) if such
         Collateral shall be owned by a Subsidiary who has not then executed and delivered to the Agent a Security Instrument from the owner of such Collateral granting a Lien to the Agent in such Collateral, a Security Agreement or Pledge Agreement (as appropriate) in the form of Exhibit O, with appropriate revisions as to the identity of the pledgor and securing the obligations of such pledgor under its Facility Guaranty;

                 (g) an opinion of counsel to the Subsidiary dated as of the date of delivery of the Facility Guaranty and other Loan Documents provided for in this Section 8.19 and addressed to the Agent and the Lenders, containing opinions and including assumptions and qualifications substantially the same as those contained in the opinions of counsel delivered pursuant to Section 6.1(a));

                 (h) current copies of the charter documents, including partnership agreements and certificate of limited partnership (or other organizational documents), if applicable, and bylaws of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such charter documents, bylaws or by applicable law, of the shareholders) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 8.19.

                                   ARTICLE IX

                               Negative Covenants

         Until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, no Borrower will, nor will it permit any Subsidiary to:

         9.1.    Financial Covenants.

         (a) Consolidated Tangible Net Worth. Permit on any date set forth below Consolidated Tangible Net Worth to be less than the amount set forth opposite each such date:

                                                      Consolidated Tangible
                 Date                                 Net Worth Must Exceed
                 ----                                 ---------------------
         June 30, 1996                                      $26,850,000

         September 30, 1996                                 $27,000,000

         December 31, 1996                                  $27,750,000

         March 31, 1997                                     $27,750,000

         June 30, 1997                                      $28,000,000

         September 30, 1997                                 $28,500,000

         December 31, 1997                                  $29,000,000

         March 31, 1998                                     $29,000,000

         June 30, 1998                                      $29,500,000

         September 30, 1998                                 $30,000,000

         December 31, 1998 and
         the last day of each fiscal
         quarter thereafter                                 $30,500,000

         (b) Interest Coverage Ratio. Permit on any date set forth below the ratio of Consolidated EBITDA to Consolidated Interest Expense for the Four-Quarter Period then ended to be less than that set forth opposite each such date:

             Date                            Interest Coverage Ratio Must Exceed
             ----                            -----------------------------------
 December 31, 1996                                        1.85 to 1.00

 December 31, 1997                                        2.50 to 1.00

 December 31, 1998, and the                               3.00 to 1.00
 last day of each Fiscal Year
 thereafter


         (c) Consolidated Debt Service Coverage Ratio. Permit on any date set forth below the Consolidated Debt Service Coverage Ratio for the Four-Quarter Period then ended to be less than that set forth opposite each such date:

               Date                               Debt Service Coverage Ratio Must Exceed
               ----                               ---------------------------------------
 December 31, 1996                                              1.28 to 1.00

 December 31, 1997                                              1.58 to 1.00

 December 31, 1998, and the last day of each                    1.65 to 1.00
 Fiscal Year thereafter

         (d) Consolidated Indebtedness-to-Tangible Net Worth Ratio. Permit on any date set forth below the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth to be greater than that set forth opposite each such date:


                                                          Indebtedness-to-Tangible
                                                               Net Worth Ratio
               Date                                           Must Not Exceed
               ----                                       -----------------------
 December 31, 1996                                              2.00 to 1.00

 December 31, 1997                                              1.85 to 1.00

 December 31, 1998 and the last day of each                     1.70 to 1.00
 Fiscal Year thereafter

         (e) Consolidated Working Capital. Permit on any date set forth below Consolidated Working Capital to be less than that set forth opposite each such date:

                     Date                                Working Capital Must Exceed
                     ----                                ---------------------------
 June 30, 1996                                                  $ 8,000,000

 September 30, 1996                                              $11,000,000

 December 31, 1996                                               $12,000,000

 March 31, 1997                                                  $12,000,000

 June 30, 1997                                                   $12,000,000

 September 30, 1997                                              $12,500,000

 December 31, 1997                                               $13,000,000
 March 31, 1998                                                  $13,000,000

 June 30, 1998                                                   $13,000,000

 September 30, 1998                                              $13,500,000

 December 31, 1998, and the last day of each                     $14,000,000
 fiscal quarter thereafter

         (f) Current Ratio. Permit on any date set forth below the Current Ratio to be less than that set forth opposite each such date:


                          Date                     Current Ratio Must Exceed
                          ----                     -------------------------
                 June 30, 1996                              1.10 to 1.00

                 September 30, 1996                         1.20 to 1.00

                 December 31, 1996                          1.20 to 1.00

                 March 31, 1997                             1.25 to 1.00

                 June 30, 1997                              1.25 to 1.00

                 September 30, 1997                         1.25 to 1.00

                 December 31, 1997                          1.25 to 1.00

                 March 31, 1998                             1.30 to 1.00

                       Date                        Current Ratio Must Exceed
                       ----                        -------------------------
                 June 30, 1998                              1.30 to 1.00

                 September 30, 1998                         1.30 to 1.00

                 December 31, 1998 and the last
                 day of each fiscal quarter
                 thereafter                                 1.35 to 1.00

         (g) Profitability. Permit Consolidated Net Income to be less than $0 for any three consecutive fiscal quarters (whether or not such fiscal quarters are in the same Fiscal Year).

         9.2. Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Borrowers and the Subsidiaries, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and the Borrowers shall have furnished to the Agent (A) pro forma historical financial statements as of the end of the most recently completed Fiscal Year of River Oaks and most recent interim fiscal quarter, if applicable, giving effect to such Acquisition and (B) a certificate in the form of Exhibit J prepared on a historical pro forma basis giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, (iii) the Person acquired shall be a wholly-owned Subsidiary, or be merged into River Oaks or a wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be River Oaks or a wholly-owned Subsidiary), and (iv) after giving effect to such Acquisition, the aggregate Costs of Acquisition incurred in any Fiscal Year (on a noncumulative basis, with the effect that amounts not incurred in any Fiscal Year may not be carried forward to a subsequent period) shall not exceed $250,000;

         9.3. Capital Expenditures. Make or become committed to make Capital Expenditures (excluding Costs of Acquisitions and excluding the acquisition of assets formerly used by Barfield Furniture, Inc.) which exceed in any period described below (on a noncumulative basis, with the effect that amounts not expended in any such period may not be carried forward to a subsequent period), the amount set forth opposite each such period:

 Fiscal Year Ending:                                 Capital Expenditures Not to Exceed:
 ------------------                                  ----------------------------------
 From Closing Date through December 31, 1996                     $  800,000

 Fiscal Year ending December 31, 1997                            $1,200,000

 Each Fiscal Year thereafter                                     $1,200,000

         9.4. Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by any Borrower or any Subsidiary, other than the following (collectively, "Permitted Liens"):

                 (a) Liens created under the Security Instruments in favor of the Agent and the Lenders, and otherwise existing as of the date hereof and as set forth in Schedule 7.7(a);

                 (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

                 (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

                 (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                 (e) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of any Borrower or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to any Borrower or any Subsidiary;

                 (f) purchase money Liens to secure Indebtedness permitted under Section 9.5(e) and incurred to purchase fixed assets, provided such Indebtedness represents not less than 75% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secures such Indebtedness;

                 (g) Liens arising in connection with Capital Leases permitted under Section 9.5(e); provided that no such Lien shall extend to any Collateral or to any other property other than the assets subject to such Capital Leases; and

                 (h) Liens with respect to Accounts subject to factoring arrangements with BNYFC or an Approved Outside Factor;

         9.5. Indebtedness. Incur, create, assume or permit to exist any Indebtedness of any Borrower, howsoever evidenced, except:

                 (a) Indebtedness existing as of the Closing Date as set forth in Schedule 7.6; provided, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date to increase the principal amount thereof, change any terms of subordination, repayment or rights of conversion, put, exchange or other rights from such terms and rights as in effect on the Closing Date;

                 (b) Indebtedness owing to BNYFC, the Agent or any Lender in connection with this Agreement, any Note or any other Loan Document;

                 (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                 (d) purchase money Indebtedness described in Section 9.4(f) not to exceed an aggregate outstanding amount at any time of $25,000;

                 (e) unsecured intercompany Indebtedness for loans and advances made by any Borrower or any Subsidiary to any Borrower or to any Subsidiary which is a Guarantor, provided that such intercompany Indebtedness is evidenced by a promissory note or similar written instrument acceptable to the Agent which provides that such Indebtedness is subordinated to obligations, liabilities and undertakings of the holder or owner thereof under the Loan Documents on terms acceptable to the Agent;

                 (f) Indebtedness extending the maturity of, or renewing, refunding or refinancing, in whole or in part, Indebtedness incurred under clauses (a), (d) and (f) of this Section 9.5, provided that the terms of any such extension, renewal, refunding or refinancing Indebtedness (and of any agreement or instrument entered into in connection therewith) are no less favorable to the Agent and the Lenders than the terms of the Indebtedness as in effect prior to such action, and provided further that (i) the aggregate principal amount of or interest rate or rates and fees payable on such extended, renewed, refunded or refinanced Indebtedness shall not be increased by such action, (ii) the group of direct or contingent obligors on such Indebtedness shall not be expanded as a result of any such action, and (iii) immediately before and immediately after giving effect to any such extension, renewal, refunding or refinancing, no Default or Event of Default shall have occurred and be continuing; and

                 (g) Indebtedness owing to an Approved Outside Factor arising under the factoring agreement or arrangement with such Approved Outside Factor; and

                 (h) other Indebtedness not permitted under clauses (a) through (g) above in an aggregate amount not in excess of $100,000 at any time;

         9.6. Transfer of Assets. Sell, lease, transfer or otherwise dispose of any assets of any Borrower or any Subsidiary other than (a) dispositions of inventory in the ordinary course of business, (b) dispositions of equipment which, in the aggregate during any Fiscal Year, have a fair market value or book value, whichever is less, of $50,000 or less and is not replaced by equipment having at least equivalent value, and (c) dispositions of property that is substantially worn, damaged, obsolete or, in the judgment of the Borrowers, no longer useful in its business or that of any Subsidiary, (d) transfers of assets necessary to give effect to merger or consolidation transactions permitted by Section 9.8, provided that any Lien of the Agent and Lenders in such assets remains perfected, (e) the disposition of Eligible Securities in the ordinary course of management of the investment portfolio of the Borrowers and the Subsidiaries, (f) dispositions by any Borrower or any Subsidiary to any Borrower or to any Subsidiary which is a Guarantor, provided that any Lien of the Agent and Lenders in such assets remains perfected, and
(g) accidental loss or theft of assets which, in the aggregate during any Fiscal Year, have a fair market value or book value, whichever is less, of $50,000 or less;

         9.7. Investments. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that a Borrower may maintain investments or invest in:

                 (a) securities of any Person acquired in an Acquisition permitted hereunder;

                 (b)      Eligible Securities;

                 (c) investments existing as of the date hereof and as set forth in Schedule 7.4;

                 (d) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

                 (e)      investments in Subsidiaries which are Guarantors; and

                 (f) loans between the Borrowers and the Guarantors described in Section 9.5(f);

         9.8. Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets; provided, however, (i) any Subsidiary of a Borrower may merge or transfer all or substantially all of its assets into or consolidate with such Borrower or any wholly-owned Subsidiary who is a Guarantor, and (ii) any other Person (except a Borrower) may merge into or consolidate with any Borrower or any wholly- owned Subsidiary who is a Guarantor, and any Subsidiary may merge into or consolidate with any other Person, in each case in order to consummate an Acquisition permitted by Section 9.2, provided further, that any resulting or surviving entity shall execute and deliver such agreements and other documents, including a Facility Guaranty, and take such other action as the Agent may require to evidence or confirm its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents;

         9.9. Restricted Payments. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing;

         9.10. Transactions with Affiliates. Other than transactions permitted under Sections 9.7 and 9.8, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of any Borrower, except (a) that such Persons may render services to any Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that any Borrower or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by such Borrower or such Subsidiary and (c) in either case in the ordinary course of business and pursuant to the reasonable requirements of any Borrower's (or any Subsidiary's) business consistent with past practice of such Borrower and its Subsidiaries and upon fair and reasonable terms no less favorable to such Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate;

         9.11. Compliance with ERISA. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

                 (a) permit the occurrence of any Termination Event which would result in a liability on the part of any Borrower or any ERISA Affiliate to the PBGC; or

                 (b) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities; or

                 (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

                 (d) fail to make any contribution or payment to any Multiemployer Plan which any Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

                 (e) engage, or permit any Borrower or any ERISA Affiliate to engage, in any non-exempt prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

                 (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to any Borrower or any ERISA Affiliate or increase the obligation of any Borrower or any ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is in excess of $50,000; or

                 (g) fail, or permit any Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof;

         9.12.   Fiscal Year.  Change its Fiscal Year;

         9.13. Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to Section 9.8;

         9.14. Limitations on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Borrower or any Subsidiary of real or personal property, whether now owned or hereafter acquired in a related transaction or series of related transactions, which has been or is to be sold or transferred by any Borrower or any Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of any Borrower or any Subsidiary;

         9.15. Change in Control. Cause, suffer or permit to exist or occur any Change of Control;

         9.16. Rate Hedging Obligations. Incur any Rate Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations, except as otherwise agreed by the Borrowers and the Agent, and not for speculative purposes;

         9.17. Negative Pledge Clauses. Except in connection with the financings described on Schedule 9.17 hereto as in effect on the date hereof, enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, provided that any Borrower or any Subsidiary may enter into such an agreement in connection with property acquired with the proceeds of purchase money Indebtedness permitted hereunder, when such prohibition or limitation is by its terms effective only against the property acquired with the proceeds of such Indebtedness;

         9.18.   Compensation; Reimbursement of Expenses.

                 (a) Pay any salary, fees, and other direct and indirect remuneration and compensation to any of its directors and executive officers in an amount in excess of those amounts paid to directors and executive officers of comparable companies engaged in the same general type of business and in similar financial condition;

                 (b) Reimburse any stockholder, officer, director, employee or agent of any Borrower or any Subsidiary for any expenses incurred by such Person other than reasonable expenses incurred for or on behalf of any Borrower or any Subsidiary in the ordinary course of business;

         9.19. Lease Payments. Incur or cause, suffer or permit to be incurred in any Fiscal Year (on a noncumulative basis, with the effect that amounts not incurred in any Fiscal Year may not be carried forward to a subsequent period) aggregate Consolidated Lease Payments in excess of $___________.

         9.20.   Prepayments, Etc. of Indebtedness.

                 (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness; or

                 (b) Amend, modify or change in any manner any term or condition of any Indebtedness described in Section 9.5(a), (d) or (f) or any lease so that the terms and conditions thereof are less favorable to the Agent and the Lenders than the terms of such Indebtedness or leases as of the Closing Date;

                                   ARTICLE X

                       Events of Default and Acceleration

         10.1. Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

                 (a) if default shall be made in the due and punctual payment of the principal of any Loan or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of
         Article II or Article III, at maturity, by acceleration or otherwise;
         or

                 (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent on the date on which the same shall be due and payable; or

                 (c) if default shall be made in the performance or observance of any covenant set forth in Section 8.7, 8.11, 8.12, 8.19 or Article IX;

                 (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or an officer of any Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent or any Lender), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent); or

                 (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness or Rate Hedging Obligation (other than the Loans and other Obligations) of any Borrower or any Subsidiary in an amount not less than $5,000 in the aggregate outstanding, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by any Borrower or any Subsidiary, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by any Borrower or any Subsidiary, and such default or event of default shall continue for more than the period of grace, if any, therein specified, or such default or event of default shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

                 (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of any Borrower or any Subsidiary pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

                 (g) if any Borrower or any Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

                 (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Borrower or any Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against any Borrower or any Subsidiary seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of any Borrower or any Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against any Borrower or any Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if any Borrower or any Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

                 (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $25,000 is rendered against any Borrower or any Subsidiary, or (ii) there is any attachment, injunction or execution against any Borrower's or any Subsidiary's properties for any amount in excess of $100,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty
         (30) days; or

                 (j) if any Borrower or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of such Borrower or such Subsidiary for a period of more than 60 days; or

                 (k) if any Borrower or any Subsidiary shall breach any of the material terms or conditions of any agreement under which any Rate Hedging Obligations permitted hereby is created and such breach shall continue beyond any grace period, if any, relating thereto pursuant to the terms of such agreement, or if any Borrower or any Subsidiary shall disaffirm or seek to disaffirm any such agreement or any of its obligations thereunder; or

                 (l) if there shall occur and not be waived a default under the Factoring Agreement, any of the other Loan Documents or any other factoring agreement of one or more Borrowers with BNYFC or an Approved Outside Factor;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                          (A) either or both of the following actions may be taken: (i) the Agent, with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders and the Issuing Bank to make further Revolving Loans or Overadvance Facility Loans terminated, whereupon the obligation of each Lender to make further Revolving Loans or Overadvance Facility Loans hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrowers any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrowers to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Revolving Loans or Overadvance Facility Loans hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders;

                          (B) The Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

         10.2. Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         10.3. Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         10.4. No Waiver. No course of dealing between any Borrower and the Agent or any Lender or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         10.5. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to Article XI hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrowers hereunder, shall be applied by the Agent in the following order:

                 (a) amounts due to the Lenders pursuant to Sections 3.9 and 12.5;

                 (b)      amounts due to the Agent pursuant to Section 11.11;

                 (c)      amounts due to BNYFC pursuant to the Factoring
         Agreement;

                 (d) payments of interest on Loans to be applied for the ratable benefit of the Lenders;

                 (e) payments of principal of Loans to be applied for the ratable benefit of the Lenders;





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


                 (f) amounts due to the Lenders pursuant to Sections 8.15 and 12.9;

                 (g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

                 (h) any surplus remaining after application as provided for herein, to the Borrowers or otherwise as may be required by applicable law.





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

                                   ARTICLE XI

                                   The Agent

         11.1. Appointment. Each Lender hereby irrevocably designates and appoints BNYFC as the Agent for the Lenders under this Agreement, and each of the Lenders hereby irrevocably authorizes BNYFC as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

         11.2. Attorneys-in-fact. The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence, gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         11.3. Limitation on Liability. Neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact shall be liable to the Lenders for any action lawfully taken or omitted to be taken by it or them under or in connection with the Loan Documents except for its or their own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates shall be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower, any Subsidiary or any officer or representative thereof contained in any Loan Document, or in any certificate, report, statement or other document referred to or provided for in or received by the Agent or any Lender under or in connection with any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document, or for any failure of any Borrower or any Subsidiary to perform its obligations under any Loan Document, or for any recitals, statements, representations or warranties made, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Collateral. The Agent shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of any Loan Document on the part of any Borrower or any Subsidiary or to inspect the properties, books or records of any Borrower or the Subsidiaries.

         11.4. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent certificate, affidavit, letter, cablegram, telegram, telefacsimile or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the

Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an Assignment shall have been filed with and accepted by the Agent. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive advice or concurrence of the Lenders or the Required Lenders as provided in this Agreement or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all present and future holders of the Notes.

         11.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender, the Authorized Representative or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Lenders.

         11.6. No Representations. Each Lender expressly acknowledges that neither the Agent nor any of its affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any Borrower, any Subsidiary or any guarantor, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of each Borrower and each Subsidiary and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Loan Documents and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise, of the Borrowers and the Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers or the Subsidiaries which may come into the possession of the Agent or any of its affiliates.

         11.7. Indemnification. Each of the Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by any Borrower or any Subsidiary and without limiting any obligations of any Borrower or any Subsidiary to do so), ratably according to the respective principal amount of the Notes held by them (or, if no Notes are outstanding, ratably in accordance with their respective Applicable Commitment Percentages as then in effect) from and against any and all liabilities, obligations, losses (excluding any losses suffered by the Agent as a result of the Borrowers' failure to pay any fee owing to the Agent), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any Loan Document or any other document contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the Facility Termination Date and the termination of this Agreement.

         11.8. Lender. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers and the Subsidiaries as though it were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity.

         11.9. Resignation. If the Agent shall resign as Agent under this Agreement, then the Required Lenders may appoint, with the consent, so long as there shall not have occurred and be continuing a Default or Event of Default, of the Borrowers, which consent shall not be unreasonably withheld, a successor Agent for the Lenders, which successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof, having a combined surplus and capital of not less than $500,000,000, whereupon such successor Agent shall succeed to the rights, powers and duties of the former Agent and the obligations of the former Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement; provided, however, that the former Agent's resignation shall not become effective until such successor Agent has been appointed and has succeeded of record to all right, title and interest in any Collateral held by the Agent; provided, further, that if the Required Lenders and, if applicable, the Borrowers cannot agree as to a successor Agent within ninety (90) days after such resignation, the Agent shall appoint a successor Agent which satisfies the criteria set forth above in this Section
11.9 for a successor Agent and the parties hereto agree to execute whatever documents are necessary to effect such action under this Agreement or any other document executed pursuant to this Agreement; provided, however that in such event all provisions of the Loan Documents, shall remain in full force and effect. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.





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


         11.10. Sharing of Payments, etc. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to Article V) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment expressly provided hereunder to be distributed on other than a pro rata basis and payments pursuant to Article V), then (a) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata and (b) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably; provided, however, that for purposes of this Section 11.10 the term "pro rata" shall be determined with respect to both the Revolving Credit Commitment and Term Loan Commitment of each Lender and to the Total Revolving Credit Commitments and Total Term Loan Commitment after subtraction in each case of amounts, if any, by which any such Lender has not funded its share of the outstanding Loans and Obligations. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 11.10 shall be rescinded to the extent of such recovery, without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         11.11. Fees. The Borrowers agree to pay to the Agent, for its individual account, an annual Agent's fee as from time to time agreed to by the Borrowers and Agent in writing.

                                  ARTICLE XII

                                 Miscellaneous

         12.1. Assignments and Participations. (a) At any time after the Closing Date each Lender may, with the prior consent of the Agent and (so long as no Default or Event of Default shall have occurred and be continuing) the Borrowers, which consents shall not be unreasonably withheld, assign (at its own expense) to one or more banks or financial institutions all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of any Note payable to its order); provided, that
(i) each such assignment shall be of a constant and not a varying percentage of all of the assigning Lender's rights and obligations under the Term Loan Facility, Revolving Credit Facility and Overadvance Facility, (ii) for each assignment involving the issuance and transfer of a Note, the assigning Lender shall execute an Assignment and Acceptance and the Borrowers hereby agree to execute a replacement Note to give effect to the assignment, (iii) the amount of Revolving Credit Commitment, Term Loan Commitment and Overadvance Facility Commitment which shall be assigned is a minimum of $5,000,000, and, if greater, an amount which is an integral multiple of $1,000,000, (iv) such assignee shall have an office located in the United States, and (v) no consent of any Borrower or the Agent shall be required in connection with any assignment by a Lender to another Lender or to an affiliate of any Lender. Upon such execution, delivery, approval and acceptance, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under any such Note have been assigned or negotiated to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and a holder of such Note and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder or under such Note have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement. Any Lender who makes an assignment shall pay to the Agent a one-time administrative fee in an amount to be determined by the Agent, which fee shall not be reimbursed by the Borrowers.

         (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the Subsidiaries or the performance or observance by any Borrower or any of the Subsidiaries of any of its obligations under any Loan Document or any other instrument or Document furnished pursuant hereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements delivered pursuant to Section 7.6(a) or Section 8.1, as the case may be, and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and a holder of such Notes.

         (c) The Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, the Agent shall give prompt notice thereof to the Borrowers.

         (e) Nothing herein shall prohibit any Lender from pledging or assigning, without notice to or consent of the Borrowers and without the payment of the administrative fee referred to in Section 12.1(a), any Note to any Federal Reserve Bank in accordance with applicable law.

         (f) Each Lender may sell participations at its expense to one or more banks or other entities as to all or a portion of its rights and obligations under this Agreement; provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any Note issued to it for the purpose of this Agreement, (iv) such participations shall be in a minimum amount of $1,000,000 and, if greater, an amount which is an integral multiple of $1,000,000 and shall include an allocable portion of such Lender's Participation, (v) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement; provided, that the participation agreement between a Lender and its participants may provide that such Lender will obtain the approval of such participant prior to such Lender's agreeing to any amendment or waiver of any provisions of any Loan Document which would (A) extend the maturity of any Note, (B) reduce the interest rates hereunder or (C) increase the Revolving Credit Commitment, Term Loan Commitment or Overadvance Facility Commitment of the Lender granting the participation, and (vi) the sale of any such participations which require the Borrowers to file a registration statement with the United States Securities and Exchange Commission or under the securities regulations or laws of any state shall not be permitted.

         (g) No Borrower may assign, nor shall it cause, suffer or permit any Subsidiary to assign any rights, powers, duties or obligations under this Agreement or the other Loan Documents without the prior written consent of all the Lenders.

         12.2. Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of receipt at such address, telefacsimile number or telex number as may from time to time be specified by such party in written notice to the other parties hereto or otherwise received), in the case of notice by telegram, telefacsimile or telex, respectively (where the receipt of such message is verified by return), or (iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address, telex number or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

                 (a)      if to any Borrower or any Guarantor:

                          to such Borrower or Guarantor
                          in care of River Oaks Furniture, Inc.
                          3350 McDonough Boulevard
                          Belden, Mississippi  38826
                          Attn:  Mr. Johnny Walker
                          Telephone: (601) 891-4555
                          Telefacsimile: (601) 891-4559

                          with a copy to:

                          Waller, Lansden, Dortch & Davis, PLLC
                          Nashville City Center
                          511 Union Street, Suite 2100
                          Nashville, Tennessee 38219-8966
                          Attn: Ralph W. Davis
                          Telephone: (615) 244-6380
                          Telefacsimile: (615) 244-6804

                 (b)      if to the Agent:

                          BNY Financial Corporation
                          1290 Avenue of the Americas
                          New York, New York  10104
                          Attention:  Frank Imperato
                          Telephone: (212) 408-7026
                          Telefacsimile: (212) 408-7111
                          with a copy to:

                          BNY Financial Corporation
                          2810 Interstate Tower
                          121 West Trade Street
                          Charlotte, North Carolina 28202-5394
                          Attention:  Mr. Timothy E. Tysinger
                          Telephone: (704) 342-5360
                          Telefacsimile: (704) 342-5353

                 (c)      if to the Lenders:

                          At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

         12.3. Setoff. The Borrowers agree that the Agent and each Lender shall have a lien for all the Obligations of any Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or such Lender or otherwise in the possession or control of the Agent or such Lender (other than for safekeeping) for any purpose for the account or benefit of any Borrower and including any balance of any deposit account or of any credit of any Borrower with the Agent or such Lender, whether now existing or hereafter established, hereby authorizing the Agent and each Lender at any time or times with or without prior notice to apply such balances or any part thereof to such of the Obligations of any Borrower to the Lenders then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

         12.4. Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any commitment hereunder or any Borrower has continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of any Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

         12.5. Expenses. The Borrowers agree (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their counsel and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, and (c) to pay, indemnify and hold the Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document.

         12.6. Amendments. No amendment, modification or waiver of any provision of any Loan Document and no consent by the Lenders to any departure therefrom by any Borrower or any Subsidiary shall be effective unless such amendment, modification or waiver shall be in writing and signed by the Agent, shall have been approved by the Required Lenders through their written consent, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing; provided, however, that, no such amendment, modification or waiver

                            (i)   which changes, extends or waives any
                 provision of Section 2.14, Section 3.6, Section 11.9 or this
                 Section 12.6, the amount of or the due date of any scheduled installment of or the rate of interest payable on any Obligation, which changes the definition of "Required Lenders", which permits an assignment by any Borrower or any Subsidiary of its Obligations under any Loan Document, which reduces the required consent of Lenders provided hereunder, which increases, decreases (other than pursuant to the express terms hereof) or extends (other than pursuant to the express terms hereof) the Revolving Credit Commitment, or Term Loan Commitment of any Lender, or which waives any condition to the making of any Loan, shall be effective unless in writing and signed by each of the Lenders;

                           (ii) which releases Collateral or the guaranty obligation under any Facility Guaranty (other than pursuant to the express terms hereof or thereof) shall be effective unless with the written consent of each of the Lenders; or

                          (iii) which affects the rights, privileges, immunities or indemnities of the Agent shall be effective unless in writing and signed by the Agent.

Notwithstanding any provision of the other Loan Documents to the contrary, as between the Agent and the Lenders, execution by the Agent shall not be deemed conclusive evidence that the Agent has obtained the written consent of the Required Lenders. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         12.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

         12.8. Termination. The termination of this Agreement shall not affect any rights of the Borrowers, the Lenders or the Agent or any obligation of the Borrowers, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrowers have furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrowers shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         12.9. Indemnification; Limitation of Liability. In consideration of the execution and delivery of this Agreement by the Agent and each Lender and the extension of credit under the Loans, the Borrowers hereby indemnify, exonerate and hold the Agent and each Lender and each of their respective affiliates, officers, directors, employees, agents and advisors (collectively, the "Indemnified Parties") free and harmless from and against any and all claims, actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities") that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the execution, delivery, enforcement, performance or administration of this Agreement and the other Loan Documents, or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan, whether or not such action is brought against the Agent or any Lender, the shareholders or creditors of the Agent or any Lender or an Indemnified Party or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated herein are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrowers agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it or any of its Subsidiaries or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct; provided, however, in no event shall any Indemnified Party be liable for consequential, indirect or special, as opposed to direct, damages. The agreements in this Section 12.9 shall survive the Facility Termination Date and the termination of this Agreement.

         12.10. Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         12.11. Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

         12.12. Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

         12.13. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due





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hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrowers shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrowers. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         12.14.  Joint and Several Liability; Cross-Guaranties.

                 (a) Joint and Several Liability. All Obligations of the Borrowers (or any of them) hereunder or under any other Loan Document shall be joint and several.

                 (b) Cross-Guaranties. In addition to, and without limiting the generality of, the foregoing provisions of this Agreement (including Section 12.14(a)), each of River Oaks, R.O. West, R.O. East and Gaines (collectively, the "Initial Guarantors) hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Agent, BNYFC and the Lenders the payment and performance in full of the Borrowers' Liabilities (as defined below). For all purposes of this Guaranty, "Borrowers' Liabilities" means: (a) each Borrower's prompt payment in full, when due (whether by acceleration or otherwise) (including amounts which, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (or any successor statute), would become due), of all Obligations and all other amounts pursuant to the terms of this Agreement, the Notes, the Factoring Agreement and all other Loan Documents executed in connection with the Credit Agreement or the Factoring Agreement heretofore, now or at any time or times hereafter owing, arising, due or payable from any Borrower to BNYFC or the Lenders, including without limitation principal, interest, premium or fee (including, but not limited to, loan fees and attorneys' fees and expenses); and (b) each Borrower's prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by each Borrower under this Agreement, the Factoring Agreement and all other Loan Documents. The Initial Guarantors' obligations to the Agent, BNYFC and the Lenders under this Section 12.14(b) are hereinafter collectively referred to as the "Guaranteed Obligations"; provided, however, that the liability of each Initial Guarantor (other than River Oaks) individually, with respect to the Guaranteed Obligations shall not exceed at any time the Maximum Guaranty Amount.





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         12.15.  GOVERNING LAW; WAIVER OF JURY TRIAL.

                 (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE SECURITY INSTRUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                 (b) THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY AGREE AND CONSENT THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                 (c) EACH BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH BORROWER PROVIDED IN SECTION 12.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

                 (d) NOTHING CONTAINED IN SUBSECTIONS (A) OR (B) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE ANY BORROWER OR ANY BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS





                                       94
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         PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY
         BE AVAILABLE UNDER APPLICABLE LAW.

                 (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWERS, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

                        [Signatures on following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                                     RIVER OAKS FURNITURE, INC.



                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------



                                     R.O. WEST, INC.


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


                                     R.O. EAST, INC.


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


                                     GAINES MANUFACTURING COMPANY


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------





                                CREDIT AGREEMENT
                             SIGNATURE PAGE 1 of 2

                                     BNY FINANCIAL CORPORATION, as Agent for
                                     the Lenders


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


                                     BNY FINANCIAL CORPORATION


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


                                     Lending Office:
                                     BNY Financial Corporation
                                     1290 Avenue of the Americas
                                     New York, New York 10104
                                     Attention: Frank Imperato
                                     Telephone: (212) 408-7026
                                     Telefacsimile: (212) 408-7111

                                Wire Transfer Instructions:
                                     The Bank of New York
                                     1 Wall Street
                                     New York, New York
                                     ABA# 021000018
                                     Attention: BNY Financial
                                     Account No.: 8090653114
                                     Credit to River Oaks
                                       Furniture, Inc. 028000





                                CREDIT AGREEMENT
                             SIGNATURE PAGE 2 of 2